                                                                   Exhibit 10.15

                                                        COMPOSITE CONFORMED COPY

================================================================================

                              DOVER SADDLERY, INC.

        $2,000,000 22% Senior Subordinated Notes due September 17, 2005

                1,015,000 Shares of Convertible Preferred Stock

                                   ----------

                          SECURITIES PURCHASE AGREEMENT

                                   ----------

                               September 17, 1998

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.  Authorization of Securities; etc. ...................................     1

2.  Sale and Purchase of Securities......................................     2

3.  Closing..............................................................     2

4.  Conditions to Closing................................................     2

    4.1.   Representations and Warranties Correct........................     2
    4.2.   Performance; No Default.......................................     3
    4.3.   Related Transactions..........................................     3
    4.4.   Compliance Certificate........................................     4
    4.5.   Payment of Closing Fee........................................     4
    4.6.   Opinion of Counsel for the Companies..........................     4
    4.7.   Certain Additional Documents to be Delivered at or Prior to
              the Closing................................................     4
    4.8.   Payment of Transactions Costs.................................     4
    4.9.   Proceedings and Documents.....................................     4
    4.10.  Small Business Concern Documents..............................     4

5.  Representations and Warranties.......................................     5

    5.1.   Organization, Standing, etc. of the Holding Company...........     5
    5.2.   Subsidiaries..................................................     5
    5.3.   Qualification.................................................     5
    5.4.   Business, etc. ...............................................     5
    5.5.   Shares; Shareholders..........................................     5
    5.6.   Financial Statements..........................................     7
    5.7.   Changes; Solvency, etc. ......................................     7
    5.8.   Tax Returns and Payments......................................     7
    5.9.   Debt, Liens, Investments and Transactions with Affiliates;
              Derivative Transactions; Material Agreements...............     8
    5.10.  Title to Properties; Liens; Leases ...........................     8
    5.11.  Litigation, etc. .............................................     8
    5.12.  Valid and Binding Obligations; Compliance with
              Other Instruments, Borrowing Restrictions, etc. ...........     9
    5.13.  ERISA.........................................................    10
    5.14.  Consents, etc. ...............................................    11
    5.15.  Proprietary Rights; Licenses..................................    11
    5.16.  Offer of Securities; Investment Bankers.......................    12
    5.17.  Government Regulation.........................................    12


                                       (i)

    5.18.  Labor Relations; Suppliers, Distributors and Customers........    12
    5.19.  Year 2000 Compliance..........................................    12
    5.20.  Disclosure....................................................    13

6.  Use of Proceeds; Small Business Matters..............................    13

7.  Financial Statements and Information.................................    14

8.  Inspection; SBIC Regulatory Provisions...............................    18

    8.1.   Inspection....................................................    18
    8.2.   SBIC Regulatory Provisions....................................    18

9.  Prepayment of Notes..................................................    20

    9.1.   Required Prepayment Without Premium of Notes..................    20
    9.2.   Optional Prepayment With Premium of Notes.....................    20
    9.3.   Prepayment With Premium of the Notes at the Option of Holders
              of the Notes upon a Change of Control......................    20
    9.4.   Allocation of Partial Prepayments of Notes....................    21
    9.5.   Notice of Optional Prepayments of Notes.......................    21
    9.6.   Maturity; Accrued Interest; Surrender, etc. of Notes..........    21
    9.7.   Purchase of Notes.............................................    21
    9.8.   Payment on Non-Business Days..................................    21

10. Subordination of Securities..........................................    22

11. Stock Option Plan; Co-Sale and Registration Rights, Board Observation
       and Board Seat Rights, etc........................................    22

12. Put and Call Rights..................................................    22

    12.1.  Put Rights with Respect to Conversion Shares and
              Purchased Shares...........................................    22
    12.2.  Call Rights with Respect to the Conversion Shares.............    24
    12.3.  Closing.......................................................    24
    12.4.  No Waivers, etc. .............................................    24

13. Board Visitation Rights..............................................    25

14. Covenants of the Holding Company.....................................    25

    14.1.  Books of Record and Account; Reserves.........................    25
    14.2.  Payment of Taxes; Existence; Maintenance of Properties;
              Compliance with Laws; Lines of Business; Proprietary
              Rights.....................................................    25
    14.3.  Insurance.....................................................    27


                                      (ii)

    14.4.  Limitation on Discount or Sale of Receivables.................    27
    14.5.  Limitation on Indebtedness....................................    27
    14.6.  Limitation on Restricted Payments and Restricted Investments..    28
    14.7.  Certain Financial Covenants...................................    28
    14.8.  Limitation on Tax Consolidation...............................    30
    14.9.  Limitation on Liens...........................................    30
    14.10. Limitation on Transactions with Affiliates....................    31
    14.11. Limitation on Leasebacks......................................    31
    14.12. Limitation on Issuance and Sale of Shares of Subsidiaries.....    31
    14.13. Limitation on Consolidation or Merger.........................    31
    14.14. Permitted Acquisitions........................................    31
    14.15. Limitation on Disposition of Property.........................    32
    14.16. Modification of Certain Documents, Agreements and
              Instruments................................................    32
    14.17. Further Assurances............................................    32
    14.18. No Additional Subsidiaries....................................    32

15. Definitions..........................................................    32

    15.1.  Definitions of Capitalized Terms..............................    32
    15.2.  Other Definitions.............................................    47
    15.3.  Accounting Terms and Principles; Laws.........................    48

16. Remedies.............................................................    48

    16.1.  Events of Default Defined; Acceleration of Maturity...........    48
    16.2.  Suits for Enforcement, etc. ..................................    52
    16.3.  Remedies Cumulative...........................................    52
    16.4.  Remedies Not Waived...........................................    52
    16.5.  Application of Payments.......................................    52

17. Registration, Transfer and Exchange of Securities....................    52

18. Replacement of Securities............................................    53

19. Amendment and Waiver.................................................    53

20. Method of Payment of Securities......................................    54

21. Expenses; Indemnity..................................................    54

22. Taxes................................................................    55

23. Communications.......................................................    55

24. Survival of Agreements, Representations and Warranties, etc..........    56


                                      (iii)

25. Successors and Assigns; Rights of Other Holders......................    56

26. Purchase for Investment..............................................    56

27. Governing Law; Jurisdiction; Waiver of Jury Trial....................    57

28. Rule 144A............................................................    57

29. Miscellaneous........................................................    57

Schedule I        Schedule of Purchasers
---------------   ----------------------------------------------------------
Exhibit 1(a)      Form of Note
Exhibit 3         Wire Instructions
Exhibit 4.3(d)    Form of Subordination Agreement
Exhibit 4.3(e)    Form of Stockholders and Registration Rights Agreement
Exhibit 4.3(f)    Form of the Holding Company's Certificate of Incorporation
Exhibit 4.6       Opinion of Pepe & Hazard, LLP
Exhibit 4.7       Additional Documents to be Delivered at or Prior to the
                     Closing
Exhibit 5.5(a)    Shares; Shareholders
Exhibit 5.5(b)    Other Securities; Commitments; Preemptive and Registration
                     Rights
Exhibit 5.6(a)    Financial Statements
Exhibit 5.6(b)    Projections and Pro Forma Unaudited Balance Sheet
Exhibit 5.7       Restricted Payments and Restricted Investments
Exhibit 5.8       Tax Returns and Payments
Exhibit 5.9       Debt, Liens, Investments, Transactions with Affiliates,
                     Derivative Transactions and Material Agreements
Exhibit 5.10      Title to Properties; Liens; Leases
Exhibit 5.11      Litigation, etc.
Exhibit 6         Use of Proceeds
Exhibit 14.2(f)   Proprietary Rights and Licenses


                                      (iv)

                              DOVER SADDLERY, INC.
                                  41 Pope Road
                         Holliston, Massachusetts 01746

                                                              September 17, 1998

To each of the Purchasers named
on Schedule I attached hereto

Ladies and Gentlemen:

     DOVER SADDLERY, INC., a Delaware corporation (the "Holding Company"), and DOVER SADDLERY, INC., a Massachusetts corporation and a Wholly-Owned Subsidiary of the Holding Company (the "Operating Company") (the Holding Company and the Operating Company are collectively referred to as the "Companies" and each as a "Company"), jointly and severally agree with you as follows. Certain capitalized terms used herein are defined in section 15.

1.   Authorization of Securities; etc.

          (a) The Companies have authorized the issue and sale of their 22% Senior Subordinated Notes due September 17, 2005 (herein, together with any notes issued in exchange therefor or replacement thereof, called the "Notes") in the aggregate principal amount of $2,000,000. The Notes are to be substantially in the form of Exhibit 1(a) attached hereto; and

          (b) The Holding Company has authorized the issue and sale of 1,015,000 shares of Convertible Preferred Stock, no par value, of the Holding Company (herein, together with any Shares issued in exchange therefor or replacement thereof, called the "Purchased Shares"), initially convertible into 1,015,000 (subject to adjustment) shares of Class B Common Stock, no par value, of the Holding Company.

          (c) Interest is payable on the Notes, quarterly in arrears on the 17th day of each March, June, September and December, commencing December 17, 1998, and at maturity. As further provided in each of the Notes, the Companies may at their option, in lieu of paying cash, pay a portion of the interest on the Notes which is due on each regularly scheduled interest payment date by adding to the principal amount of each Note an amount equal to a portion of the interest then due on such Note. In no event shall the amount paid or agreed to be paid by the

     Companies as interest and premium on any Note exceed the highest lawful rate permissible under any law applicable thereto.

          (d) The Securities are to be issued under this Agreement and a separate Securities Purchase Agreement (the "Other Securities Purchase Agreement") identical herewith (except as to the name and address of the other purchaser) being entered into concurrently by the Companies with the other purchaser (the "Other Purchaser") (you and the Other Purchaser are each a "Purchaser") named in Schedule I attached hereto. The issue of Securities to you and the issue of Securities to the Other Purchaser are separate transactions and you shall not be liable or responsible for the acts or defaults of the Other Purchaser.

2. Sale and Purchase of Securities. Subject to the terms and conditions hereof, the Companies will issue and sell to you and you will purchase from the Companies, at the Closing specified in section 3, the Securities specified on that portion of Schedule I attached hereto as is applicable to you. The aggregate purchase price of the Notes shall be $2,000,000 and of the Purchased Shares shall be $2,000,000.

3. Closing. The closing of the sale and purchase of the Securities hereunder (the "Closing") shall take place at the office of Messrs. Choate, Hall & Stewart, Exchange Place, 53 State Street, Boston, Massachusetts 02109, on September 17, 1998 or such other date (not later than September 18, 1998) to which you and the Companies may agree (the "Closing Date"). The Closing shall occur not later than 11:00 A.M. Boston time (your reinvestment deadline) on the Closing Date. At the Closing, the Companies will deliver to you the Securities to be purchased by you at the Closing against payment of the purchase price thereof to (or for the benefit of) the Companies in immediately available funds in accordance with the wire instructions set forth on Exhibit 3 attached hereto. Delivery of the Securities to be purchased by you at the Closing shall be made in the form of one or more Notes and certificates for Purchased Shares, in such denominations and registered in such names as are specified on Schedule I attached hereto, and in each case dated and bearing interest or accruing dividends, as applicable, from the Closing Date. If at the Closing the Companies shall fail to tender the Securities to be delivered to you as provided herein, or if at the Closing any of the conditions specified in section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any other rights you may have by reason of such failure or such non-fulfillment.

4. Conditions to Closing. Your obligation to purchase and pay for the Securities to be purchased by you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:

     4.1. Representations and Warranties Correct. The representations and warranties made by the Companies herein and in the other Operative Documents shall have been correct when made and shall be correct at and as of the time of the Closing (after giving effect to the transactions consummated at the Closing).

     4.2. Performance; No Default. The Companies shall have performed all agreements and complied with all conditions contained herein and in the other Operative. Documents required to be performed or complied with by them prior to or at the Closing and at the time of the Closing, no Default or Event of Default shall exist and no condition shall exist which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

     4.3. Related Transactions.

          (a) The Acquisition shall have been consummated in accordance with the Acquisition Documents, all of which shall be in form and substance satisfactory to you. The aggregate purchase price (excluding fees and expenses, which shall not exceed $750,000) paid by the Holding Company in connection with the Acquisition shall not exceed $18,000,000, of which $16,500,000 shall be paid in cash at the Closing and $1,500,000 shall be paid by the issuance of 1,172,575 shares of Common Stock to the Sellers.

          (b) The debt and equity capitalization of the Companies shall be substantially as set forth on Exhibit A to the Term Sheet dated August 7, 1998 and otherwise satisfactory to you, and, without limiting the generality of the foregoing, you shall have received evidence of, among other things, the capital contributions to have been made in the Holding Company by Stephen L. Day and Jonathan A.R. Grylls.

          (c) The BKB Documents shall be in full force and effect and in form and substance satisfactory to you. After giving effect to the Closing, the Companies shall have at least $1,700,000 of undrawn availability under the revolving credit facility established under the BKB Agreement.

          (d) You, the Other Purchaser, BKB and the Companies shall have entered into a Subordination Agreement substantially in the form of Exhibit 4.3(d) attached hereto (the "Subordination Agreement").

          (e) You, the Other Purchaser, the Holding Company and Stephen L. Day shall have entered into a Stockholders and Registration Rights Agreement substantially in the form of Exhibit 4.3(e) attached hereto (the "Stockholders and Registration Rights Agreement").

          (f) The Holding Company's Certificate of Incorporation shall be in the form of Exhibit 4.3(f) attached hereto.

          (g) The Companies shall have furnished to you a fully executed copy of the Shareholders' Agreement among the Holding Company, Stephen L. Day, Jonathan A.R. Grylls, David Post, Donald Motsenbocker, Thomas Gaines, and the

     Sellers (the "Seller Shareholders Agreement") which shall be in form and substance satisfactory to you.

     4.4. Compliance Certificate. At the Closing, you shall have received an Officer's Certificate, dated the Closing Date, certifying that the conditions specified in sections 4.1 and 4.2 have been fulfilled.

     4.5. Payment of Closing Fee. At the Closing, the Companies shall have paid in immediately available funds a non-refundable closing fee to the purchasers of the Notes in the aggregate amount of $40,000, which fee shall be allocated among and paid to each purchaser of Notes in proportion to the aggregate principal amount of Notes purchased by each.

     4.6. Opinion of Counsel for the Companies. At the Closing, you shall have received an opinion, dated the Closing Date, from Pepe & Hazard, LLP, counsel for the Companies, substantially in the form of Exhibit 4.6 attached hereto.

     4.7. Certain Additional Documents to be Delivered at or Prior to the Closing. You shall have received the items specified on Exhibit 4.7 attached hereto, each of which shall be satisfactory in form and substance to you.

     4.8. Payment of Transactions Costs. The Companies shall have paid in immediately available funds all fees, expenses and disbursements incurred by you at or prior to the time of the Closing in connection with the transactions contemplated by the Operative Documents, including, without limitation, the reasonable fees, expenses and disbursements of your special counsel.

     4.9. Proceedings and Documents. All proceedings in connection with the transactions contemplated by the Operative Documents and all agreements, documents and instruments incident to such transactions shall be reasonably satisfactory in form and substance to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or copies of such agreements, documents and instruments as you or they may reasonably request.

     4.10. Small Business Concern Documents. The Companies shall have executed and delivered to you (a) a Size Status Declaration on SBA Form 480, an Assurance of Compliance on SBA Form 652 and (b) a written certification regarding the intended use of the proceeds of this financing, and shall have provided to you
(x) information necessary for the preparation of a Portfolio Financing Report on SBA Form 1031 and (y) a list, after giving effect to the transactions contemplated by this Agreement, of (i) the name of each of the Companies' directors, (ii) the name and title of each of the Companies' officers, and (iii) the name of each of the Companies' stockholders setting forth the number and class of Shares held.

5. Representations and Warranties. The Holding Company represents and warrants that (after giving effect to the transactions consummated at the Closing):

     5.1. Organization, Standing, etc. of the Holding Company. Each of the Holding Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties, to carry on its business as now conducted, and now proposed to be conducted, to execute, deliver and perform each of the Operative Documents to which it is (or is to be) a party and to consummate the transactions contemplated by the Operative Documents. No approval of the shareholders of the Holding Company or any of its Subsidiaries or any class thereof is required in connection therewith which has not previously been obtained.

     5.2. Subsidiaries. The Holding Company does not have any Subsidiaries (corporate or other) other than the Operating Company. The Operating Company does not have any Subsidiaries (corporate or other).

     5.3. Qualification. Each of the Holding Company and its Subsidiaries is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted makes such qualification or licensing necessary, except for those jurisdictions in which the failure to be so qualified or licensed or to be in good standing has not resulted in, and would not reasonably be expected to result in, a Material Adverse Change.

     5.4. Business, etc. The Holding Company and its Subsidiaries are engaged in the business of marketing, distribution and sale of equestrian and horse products through catalog and retail store distribution (the "Business").

     5.5. Shares; Shareholders.

          (a) Exhibit 5.5(a) attached hereto correctly specifies as to each of the Holding Company and its Subsidiaries (both immediately before and immediately after giving effect to the transactions consummated at the Closing) (i) the number of its authorized, issued and outstanding Shares (of each class and series) and (ii) the name of each record owner of such Shares, together with the number (and percentage, calculated on a fully-diluted basis) of Shares (of each class and series) held by each such record owner. All of the outstanding Shares of the Holding Company and its Subsidiaries are, and all Shares issued upon conversion of the Purchased Shares in accordance with the terms of the Holding Company's Certificate of Incorporation, will be, validly issued, fully paid and nonassessable, and all of such Shares have been (or will have been) offered, issued and sold by the Holding Company and its Subsidiaries in compliance with all applicable laws. Except as set forth on Exhibit 5.5(a), the Shares of each of the Holding Company and its Subsidiaries are owned beneficially and free of any Lien, proxy, shareholders agreement, voting agreement, voting trust or similar agreement or restriction (other than the Stockholders and Registration Rights Agreement and the Seller Shareholders Agreement), by the Persons (and in the amounts) set forth on Exhibit 5.5(a) attached hereto.

          (b) Except as set forth on Exhibit 5.5(b) attached hereto, except as provided in section 12, and except as set forth in the Stockholders and Registration Rights Agreement, in the Seller Shareholders Agreement and in the Holding Company's Certificate of Incorporation: (i) there are no outstanding rights, options, warrants or agreements for the purchase from, or sale or issuance by, the Holding Company or any of its Subsidiaries of any of its Shares or any other securities convertible into or exercisable or exchangeable for such Shares; (ii) there are no agreements on the part of the Holding Company or any of its Subsidiaries to issue, sell or distribute any of its Shares or any of its properties and assets; (iii) neither the Holding Company nor any of its Subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any of its Shares or any interest therein or to pay any dividend or make any distribution in respect thereof; and (iv) no Person is entitled to (A) any preemptive or similar right with respect to the issuance of any Shares of the Holding Company or any of its Subsidiaries or (B) any rights with respect to the registration of any Shares of the Holding Company or any of its Subsidiaries under the Securities Act.

          (c) The aggregate number of shares of Common Stock issuable upon conversion of the Purchased Shares immediately after the Closing is 1,015,000 which, if then issued, would constitute at least 29% of the Common Stock (calculated on a fully-diluted basis assuming (i) the conversion, exercise and exchange of all outstanding securities convertible into and exercisable or exchangeable for shares of Common Stock, including, without limitation, the Purchased Shares, and (ii) the issuance of all Shares to be issued pursuant to the Stock Option Plan).

          (d) The Holding Company has reserved 1,015,000 shares of Class A Common Stock and 1,015,000 shares of Class B Common Stock for issuance upon conversion of the Purchased Shares (or upon conversion of such shares of Class B Common Stock into shares of the Class A of Common Stock).

          (e) Neither the Organizational Documents of the Holding Company nor any other agreement, document or instrument binding on or applicable to the Holding Company or its shareholders (other than the Seller Shareholders Agreement) contains any provision requiring a higher voting requirement with respect to action taken (and/or to be taken) by the shareholders or directors of the Holding Company than that which would apply in the absence of such provision.

     5.6. Financial Statements. You have been furnished with:

          (a) the financial statements referred to on Exhibit 5.6(a) attached hereto, which financial statements are complete and correct in all material respects and present fairly in all material respects the financial position and the results of operations of the Person(s) purported to be covered thereby as at the respective dates and for the respective periods indicated;

          (b) the projections referred to on Exhibit 5.6(b) attached hereto, which projections were prepared in good faith, are based upon assumptions that the Holding Company believes are reasonable and take into account all material information regarding the matters set forth therein. Such projections represent a reasonable estimate by the Holding Company of the future financial performance of the Holding Company. The Holding Company does not presently anticipate any material deviation from such projections and the Holding Company reasonably believes that the results of operations reflected therein are attainable; and

          (c) the pro forma unaudited balance sheet of the Holding Company referred to on Exhibit 5.6(b) attached hereto, which balance sheet fairly presents the financial position of the Holding Company as at the Closing Date, adjusted on a pro forma basis to give effect to the consummation of the transactions contemplated by the Operative Documents, and reflects all known material liabilities of the Holding Company, contingent or other, as at the Closing Date, other than liabilities incurred since such date in the ordinary course of business.

     5.7. Changes; Solvency, etc. Since July 31, 1998: (a) there has been no change in the assets, liabilities or financial condition of the Holding Company and its Subsidiaries from that set forth in the balance sheet as at such date referred to on Exhibit 5.6(a) attached hereto, other than changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse; (b) no condition or event has occurred which has resulted in, or could reasonably be expected to result in, a Material Adverse Change; and (c) except as set forth on Exhibit 5.7 attached hereto, neither the Holding Company nor any of its Subsidiaries has, directly or indirectly, declared, ordered, paid or made any Restricted Payment or Restricted Investment. The Holding Company and its Subsidiaries are Solvent.

     5.8. Tax Returns and Payments. The Holding Company and, based solely on the representations made to the Holding Company in the Acquisition Documents, its Subsidiaries have filed all tax returns required by law to be filed and have paid all taxes, assessments and other governmental charges levied upon their respective properties, assets, income, receipts, franchises or sales, other than those not yet delinquent and those, not substantial in aggregate amount, being or about to be contested as provided in section 14.2(a). Except as set forth on
Exhibit 5.8 attached hereto, (a) the income tax liability of the Holding Company and its Subsidiaries has never been audited and (b) the Holding Company and its Subsidiaries have not executed any waiver or waivers that would have the effect of extending the applicable statute of limitations in respect of income tax liabilities. The charges, accruals and reserves in the financial statements of the Holding Company and its Subsidiaries in respect of taxes for all fiscal periods are adequate in the opinion of the Holding Company, and the Holding Company knows of no unpaid assessments for additional taxes for any fiscal period or of any basis therefor.

     5.9. Debt, Liens, Investments and Transactions with Affiliates; Derivative Transactions; Material Agreements. Exhibit 5.9 attached hereto correctly describes as to the Holding Company and each of its Subsidiaries:

          (a) all of its Debt to be outstanding immediately following the Closing (other than that evidenced by the Notes);

          (b) all Liens to which any of its properties and assets will be subject immediately following the Closing (other than those of the character described in section 14.9(b));

          (c) all Investments (and all agreements and commitments to make Investments) to be owned or held (or in effect) by it immediately following the Closing (other than Investments of the character described in clauses
     (b) through (h), inclusive, of the definition of Permitted Investments);

          (d) all of its Affiliates and all transactions with Affiliates which were consummated during the 12-month period ended on the Closing Date or which it is now obligated or now intends to consummate at any time in the future;

          (e) all Derivative Transactions applicable to it and/or any of its properties and assets; and

          (f) all other agreements to or by which it is a party or is bound and under which its obligations (or the fair value thereof) exceed $50,000.

     5.10. Title to Properties; Liens; Leases. Except as set forth on Exhibit
5.10 attached hereto, the Holding Company and its Subsidiaries have good and marketable title to all of their respective properties and assets, including, without limitation, the properties and assets reflected in the balance sheet, dated July 31, 1998, referred to on Exhibit 5.6(a) attached hereto, except properties and assets disposed of since such date in the ordinary course of business, free of all Liens (other than the Liens permitted under section 14.9). The Holding Company and its Subsidiaries enjoy peaceful and undisturbed possession under all leases under which they operate, and all of such leases are valid, subsisting and in full force and effect.

     5.11. Litigation, etc. There is no action, proceeding or investigation pending or threatened, including, without limitation, those referred to on
Exhibit 5.11 attached hereto, or any basis therefor known to the Holding Company, which questions the validity of any of the Operative Documents or any action taken or to be taken pursuant thereto or which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. There is no outstanding judgment, decree or order which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Exhibit 5.11 attached hereto sets forth a true and complete list of all actions, proceedings and investigations (pending or threatened) and all judgments, decrees and orders applicable to the Holding Company and/or any of its Subsidiaries or any of their respective properties and assets.

     5.12. Valid and Binding Obligations; Compliance with Other Instruments, Borrowing Restrictions, etc.

          (a) This Agreement has been duly authorized, executed and delivered by the Holding Company and constitutes the valid and legally binding obligation of the Holding Company enforceable against the Holding Company in accordance with its terms. Each of the other Operative Documents to which the Holding Company and/or any of its Subsidiaries is a party has been duly authorized by such Person and, when executed and delivered, will constitute the valid and legally binding obligation of such Person, enforceable against it in accordance with its terms.

          (b) Neither the Holding Company nor any of its Subsidiaries is in violation of or in default under any term of its Organizational Documents, or of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to it or any of its properties and assets, in any way which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. Without limiting the generality of the foregoing, the Holding Company and each of its Subsidiaries is in compliance with (and neither it nor, based solely on the representations made to the Holding Company in the Acquisition Documents, any of its predecessors in interest has received any notice to the contrary) and there is no reasonable possibility of any liability of or any judgment, decree or order binding upon or applicable to the Holding Company and/or any of its Subsidiaries or any of their respective properties and assets under or on account of any Environmental Laws, except where the same has not resulted in, and would not reasonably be expected to result in, a Material Adverse Change.

          (c) The execution, delivery and performance of and the consummation of the transactions contemplated by the Operative Documents will not violate or constitute a default under, or permit any Person to accelerate or to require the prepayment of any Indebtedness of the Holding Company or any of its Subsidiaries or to terminate any lease or agreement of the Holding Company or any of its Subsidiaries pursuant to, or result in the creation of any Lien (other than the Liens created by the BKB Documents) upon any of the properties or assets of the Holding Company or any of its Subsidiaries pursuant to, any term of its Organizational Documents or of any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation applicable to any of them or any of their respective properties and assets.

          (d) Neither the Holding Company nor any of its Subsidiaries is a party to or bound by or subject to any agreement, document, instrument, judgment, decree, order, law, statute, rule or regulation (other than the Operative Documents, the Seller Shareholders Agreement, the BKB Documents and laws, statutes, rules or regulations affecting creditors or businesses generally)
     (i) which restricts its right or ability to incur Indebtedness, to issue securities or to consummate the transactions contemplated hereby; (ii) under the terms of or pursuant to which its obligation to pay all amounts due from it and/or to perform all obligations imposed on it and/or to comply with the terms applicable to it under any of the Operative Documents or otherwise in respect of any of the Securities is in any way restricted;
     (iii) which restricts its right or ability to make any distributions to its shareholders or in respect of any of its Shares, to mortgage or dispose of or grant Liens on any of its properties, to consummate any merger, consolidation or acquisition, to make Investments or capital expenditures, to enter into and perform leases, to pay executive compensation and/or to conduct its business as now conducted and now proposed to be conducted, or
     (iv) which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

     5.13. ERISA.

          (a) The Holding Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance which have not resulted in, and would not reasonably be expected to result in, a Material Adverse Change. Neither the Holding Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Holding Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Holding Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not individually or in the aggregate result in a Material Adverse Change.

          (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities.. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in section 3 of ERISA.

          (c) The Holding Company and the ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate would result in a Material Adverse Change. The Holding Company and the ERISA Affiliates have made all required contributions to Multiemployer Plans. Neither the Holding Company nor any ERISA Affiliate has incurred, nor could reasonably expect to incur, any Withdrawal Liability upon a complete or partial withdrawal from any Multiemployer Plan that individually or in the aggregate would result in a Material Adverse Change. To the best of the Holding Company's knowledge, no Multiemployer Plan is, or is reasonably expected to be, insolvent, in reorganization or terminated within the meaning of Title IV of ERISA.

          (d) Neither the Holding Company nor any of its Subsidiaries has any post retirement welfare benefit obligation determined as of the last day of the most recently ended fiscal year of the Holding Company solely in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code.

          (e) The consummation of the transactions contemplated by the Operative Documents will not involve any transaction that is subject to the prohibitions of section 406(a) of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(l)(A)-(D) of the Code.

     5.14. Consents, etc. No consent, approval or authorization of, or declaration or filing with, or other action by, any Person (including, without limitation, any creditor of or lender to the Holding Company or any of its Subsidiaries and any governmental authority) is required as a condition precedent to the valid execution, delivery and performance of and the consummation of the transactions contemplated by the Operative Documents.

     5.15. Proprietary Rights; Licenses. The Holding Company and, based solely on the representations made to the Holding Company in the Acquisition Documents, its Subsidiaries have all Proprietary Rights and Licenses as are adequate for the conduct of their respective businesses as now conducted and now proposed to be conducted, without any known conflict with the rights of others. Each such Proprietary Right and License is in full force and effect, all material obligations with respect thereto have been fulfilled and performed, and there is no infringement thereon by any other Person. No default in the performance or observance by the Holding Company and/or any of its Subsidiaries (or any of their respective predecessors in interest) of its obligations thereunder has occurred which permits, or after notice of lapse of time or both would permit, the revocation or termination of any material Proprietary Right or License or which has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

     5.16. Offer of Securities; Investment Bankers. Neither the Holding Company nor any of its Subsidiaries nor any Person acting on their behalf (a) has directly or indirectly offered the Securities or any part thereof or any similar securities for issue or sale to, or solicited any offer to buy any of the same from, anyone other than you and not more than ten other institutional investors,
(b) has taken or will take any action which would bring the issuance and sale of the Securities within the provisions of Section 5 of the Securities Act or the registration or qualification provisions of any applicable blue sky or other securities laws, (c) has dealt with any broker, finder, commission agent or other similar Person in connection with the sale of the Securities and the other transactions contemplated by the Operative Documents, other than de Visscher, Olsen & Allen, LLC, or (d) is under any obligation to pay any broker's fee, finder's fee or commission in connection with such transactions, other than a fee to de Visscher, Olsen & Allen, LLC, which fee is the obligation solely of the Holding Company.

     5.17. Government Regulation. Neither the Holding Company nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended.

     5.18. Labor Relations; Suppliers, Distributors and Customers. No dispute involving employees of the Holding Company or any of its Subsidiaries or the relationship of the Holding Company or any of its Subsidiaries with its employees has resulted in, or could reasonably be expected to result in, any Material Adverse Change. The relationships with the suppliers to and distributors for and customers of the Holding Company and its Subsidiaries are satisfactory commercial working relationships and, during the 12-month period ended on the Closing Date, no such supplier, distributor or customer has cancelled or otherwise terminated its relationship with or decreased its services, supplies or materials to or its usage or purchase of the services or products of the Holding Company or any of its Subsidiaries in a manner which has resulted in, or could reasonably be expected to result in, a Material Adverse Change. The Holding Company is not aware of any intention of any such supplier, distributor or customer to take any such action.

     5.19. Year 2000 Compliance. The operating systems for the Holding Company's computers and all software applications that run on such computers are Year 2000 Compliant (as defined below). Based solely on the representations made to the Holding Company in the Acquisition Documents, the Subsidiaries' computers and all software applications that run on such computers are not Year 2000 Compliant (as defined below), but such failure to be Year 2000 Compliant could not reasonably be expected to result in a Material Adverse Change, and all such computers and software applications shall be Year 2000 Compliant not later than December 1, 1999. "Year 2000 Compliant" means that neither the performance nor functionality of the operating systems for the Holding Company's and its Subsidiaries' computers and all software applications that run on such computers is affected by dates prior to, during, spanning or after January 1, 2000, including, without limitation, (a) accurately processing (including, but not limited to calculating, comparing and sequencing) date and time data from, into, and between the years 1999 and 2000 and leap year calculations, (b) functioning without error, interruption or decreased performance relating to such date and time data and, (c) accurately processing such date and time data when used in combination with other technology, if the other technology properly exchanges date and time data.

     5.20. Disclosure. Neither this Agreement nor any of the other Operative Documents nor any other document, certificate or written statement furnished to you by or on behalf of the Holding Company or any of its Subsidiaries in connection with the transactions contemplated by the Operative Documents, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein not misleading in the light of the circumstances under which such statements were made, it being understood that, except as set forth in section 5.6, no representation or warranty is made with respect to any projections or other prospective financial information. There is no fact known to the Holding Company (other than information concerning general economic conditions known to the public generally) which has resulted in, or could reasonably be expected to result in, a Material Adverse Change which has not been set forth in this Agreement, the other Operative Documents and the other documents, certificates and written statements referred to above in this section 5.20.

6. Use of Proceeds; Small Business Matters.

          (a) The proceeds of the sale of the Securities received by the Companies at the Closing will be used on the Closing Date, together with other funds available to the Companies, to pay the purchase price owing by the Companies in connection with the Acquisition, all as further specified on Exhibit 6 attached hereto, and any remaining balance of such proceeds will be used for general corporate and working capital purposes.

          (b) Neither the Holding Company nor any of its Subsidiaries owns, and the Holding Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, use any part of the proceeds of the sale of the Securities for the purpose of purchasing or carrying any "margin stock" or "margin security" within the meaning of any regulation of the Board of Governors of the Federal Reserve System (herein called a "margin security") or for the purpose of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might constitute the transactions contemplated by the Operative Documents a "purpose credit" within the meaning of said regulations or cause this Agreement or any of the other Operative Documents to violate any regulation of the Board of Governors of the Federal Reserve System, or the Exchange Act or any other applicable law, statute, regulation, rule, order or restriction.

          (c) Each of the Companies, together with their "affiliates" (as that term is defined in Title 13, Code of Federal Regulations, Section 121.401) is a "small business concern" within the meaning of the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations, Section 121.403. The information set forth in the Small Business Administration Forms 480, 652 and Parts A and B of Form 1031 regarding the Companies is accurate and complete. Copies of such forms shall have been completed and executed by the Companies and delivered to you at the Closing. Neither of the Companies presently engages in any business, and it shall not hereafter use directly or indirectly the proceeds from the sale of the Securities for any purpose, for which a Small Business Investment Company is prohibited from providing funds by the Small Business Investment Act of 1958 and the regulations thereunder, including Title 13, Code of Federal Regulations, Section 107.720. The use of proceeds from the sale of Securities will be only for those purposes described in section 8.2 hereof. If either Company breaches this representation in any material respect, then in addition to all other remedies available to the holders of the Securities, any holder may demand that the Companies repurchase all Securities acquired by such holder at the original purchase price, plus accrued and unpaid dividends and/or interest, as applicable, thereon. Upon the request of any holder of Securities, the Companies will furnish to the holders of the Securities promptly (and in any event within 20 days of such request) all information necessary in order for such holders to prepare and file SBA Form 468 and any other information requested or required by any governmental authority having jurisdiction over such holder. Compliance with this section 6(c) cannot be waived, nor can this section be amended, without the written consent of each holder of Securities.

7. Financial Statements and Information. The Holding Company will furnish to you, so long as you shall hold any of the Securities, and to each other institutional holder from time to time of any of the Securities:

          (a) as soon as available and in any event within 45 days after the end of each month in each fiscal year of the Holding Company, the consolidated and consolidating balance sheets of the Holding Company and its Subsidiaries as at the end of such month and the related consolidated and consolidating statements of income, retained earnings and cash flows for such month and for the portion of such fiscal year ended on the last day of such month, in each case setting forth in comparative form the corresponding figures for the same month and portion of the next preceding fiscal year and the corresponding figures from the budgets for such month and for the fiscal year which includes such month;

          (b) as soon as available and in any event within 120 days after the end of each fiscal year of the Holding Company, the consolidated and consolidating balance sheets of the Holding Company and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income, retained earnings and cash flows for such year, in each case setting forth in comparative form the corresponding figures for the next preceding fiscal year and the corresponding figures from the budget for such fiscal year, all in reasonable detail and accompanied by the standard unqualified report on such consolidated financial statements of the Holding Company and its Subsidiaries of Arthur Andersen LLP (or other accountants of recognized national standing selected by the Holding Company and reasonably satisfactory to the Required Holders of each class of Securities), which report shall (i) state that the audit of such accountants in connection with such consolidated financial statements has been conducted in accordance with generally accepted auditing standards and that such accountants believe that such audit provides a reasonable basis for their opinion, (ii) contain the other statements required from time to time by the American Institute of Certified Public Accountants for an auditor's standard unqualified opinion (and shall not contain any additional explanatory paragraph concerning uncertainties or other matters), (iii) include the opinion of such accountants that such consolidated financial statements present fairly in all material respects the consolidated financial position of the Holding Company and its Subsidiaries as at the end of such fiscal year and the consolidated results of operations and cash flows for such fiscal year, in conformity with GAAP, (iv) state that each holder of the Securities may rely upon such report and (v) be accompanied by a separate certificate from such accountants which shall state (A) that such accountants (1) are familiar with the terms of the Operative Documents and provide negative assurance relative to compliance with the applicable covenants of the Operative Documents as they relate to accounting matters and (2) have reviewed the Officer's Certificates delivered by the Holding Company pursuant to section 7(c) with respect to the fiscal year covered by such financial statements and concur with the statements and calculations set forth therein, and (B) whether or not their examination has disclosed the existence, during or at the end of the fiscal year covered by such financial statements and/or the date of such certificate, of (1) any "reportable condition" (as defined in Statement on Auditing Standards No. 60 issued by the Auditing Standards Board of the American Institute of Certified Public Accountants) in the internal control structure of the Holding Company or any of its Subsidiaries, (2) any Default or Event of Default or (3) any Change of Control and, if their examination has disclosed such a condition or event, specifying in reasonable detail the nature and period of existence thereof;

          (c) together with each delivery of financial statements pursuant to sections 7(a) and 7(b), an Officer's Certificate which shall:

               (i) certify that such financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Holding Company and its Subsidiaries as at the end of and for the periods covered thereby in conformity with GAAP (subject, in the case of any unaudited financial statements, to normal year-end and audit adjustments and the omission of footnotes);

               (ii) state that, after due inquiry, the signer does not have knowledge of the existence, during the fiscal period covered by such financial statements or as at the date of such Officer's Certificate, of (A) any "reportable condition" in the internal control structure of the Holding Company or any of its Subsidiaries, (B) any Default or Event of Default, (C) any Change of Control, or, if such is not the case, specifying in reasonable detail the nature and period of existence thereof and what action the Holding Company or the applicable Subsidiary has taken, is taking and proposes to take with respect thereto or (D) any event or condition that requires any adjustment to the "Conversion Price" (as defined in the Holding Company's Certificate of Incorporation) for the Purchased Shares;

               (iii) show in reasonable detail all computations required to demonstrate compliance, during and at the end of the fiscal period covered by such financial statements, with the provisions of sections 14.5, 14.6 and 14.7; and

               (iv) include in reasonable detail management's discussion and analysis of the results of operations and the financial condition of Holding Company and its Subsidiaries as at the end of and for the fiscal period covered by such financial statements, including a discussion of any significant variation from the budgets for such period delivered pursuant to section 7(h);

          (d) as promptly as practicable (but in any event not later than five Business Days) after receipt thereof, copies of all final reports or final written comments (including, without limitation, audit reports and so-called management letters) submitted by independent accountants;

          (e) at such time as any securities of the Holding Company or any Subsidiary of the Holding Company are publicly held, as promptly as practicable (but in any event not later than five days) after the same are available, copies of (i) all material press releases issued by the Holding Company or any Subsidiary of the Holding Company, and all notices, proxy statements, financial statements, reports and documents as the Holding Company shall send or make available generally to its shareholders or as any Subsidiary of the Holding Company shall send or make available generally to its shareholders other than the Holding Company and (ii) all periodic and special reports, documents and registration statements (other than on Form S-8) which the Holding Company or any Subsidiary of the Holding Company furnishes or files, or any officer or director or shareholder of the Holding Company or any of its Subsidiaries furnishes or files with respect to the Holding Company or any of its Subsidiaries, with the Commission (or any analogous foreign governmental authority) or any securities exchange;

          (f) as promptly as practicable (but in any event not later than five Business Days) after any executive officer of the Holding Company or any of its Subsidiaries becomes aware of the occurrence of any of the following conditions or events, an Officer's Certificate specifying in reasonable detail the nature and period of existence thereof, what action the Holding Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto: (i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Holding Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or (iii) any event, transaction or condition that would result in the incurrence of any liability by the Holding Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Holding Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, has resulted in, or could reasonably be expected to result in, a Material Adverse Change;

          (g) as promptly as practicable (but in any event not later than three Business Days) after the Holding Company obtains knowledge of the occurrence of any Default or Event of Default, or of any condition or event which has resulted in, or could reasonably be expected to result in, a Material Adverse Change, an Officer's Certificate specifying in reasonable detail the nature and period of existence thereof, what action the Holding Company or any of its Subsidiaries has taken, is taking and proposes to take with respect thereto and the date, if any, on which it is estimated the same will be remedied;

          (h) as promptly as practicable (but in any event not later than 10 days) prior to the end of each fiscal year of the Holding Company, an annual budget prepared on a monthly basis for the Holding Company and its Subsidiaries for the succeeding fiscal year (displaying anticipated consolidated and consolidating balance sheets and statements of income, retained earnings and cash flows) and, as promptly as practicable after preparation thereof, any other significant budgets which the Holding Company or any of its Subsidiaries prepares and any revisions of such annual or other budgets;

          (i) such other material information and notices relating to the Holding Company and/or any of its Subsidiaries as shall be given or received pursuant to any of the Acquisition Documents and/or given to or received from any bank, financial institution or other Person to which the Holding Company or any of its Subsidiaries is indebted for borrowed money (other than that relating solely to collateral for such Indebtedness), including, without limitation, any notice of default or event of default under any of the BKB Documents, such information and notices to be furnished to the holders of the Securities at the same time as it is given, or immediately after it is received, by the Holding Company and/or any of its Subsidiaries; and

          (j) such other information as from time to time may reasonably be requested.

8. Inspection; SBIC Regulatory Provisions.

     8.1. Inspection. The Companies will permit any Person designated by any institutional holder on reasonable notice and at such holder's expense (unless a Default or Event of Default shall have occurred and be continuing, in which case, at the Companies' expense), to visit and inspect any of the properties of the Companies and their Subsidiaries, to examine their books and records (and to make copies thereof and take extracts therefrom) and to discuss their affairs, finances and accounts with and to be advised as to the same by, their officers, consultants, counsel and accountants, all at such reasonable times and intervals as such holder may desire.

     8.2. SBIC Regulatory Provisions.

          8.2.1. Number of Stockholders. As long as any Securities shall be outstanding, the Companies shall notify each holder of Securities (a) at least 15 days prior to taking any action after which the number of record holders of voting stock of either Company would be increased from fewer than 50 to 50 or more, and (b) of any other action or occurrence after which the number of record holders of either Company's voting stock was increased (or would increase) from fewer than 50 to 50 or more, as soon as practicable after either Company becomes aware that such other action or occurrence has occurred or is proposed to occur.

          8.2.2. Use of Proceeds. At the same time the Holding Company delivers its 1998 annual audited financials hereunder and at such other times as any holder of Securities reasonably requests, the Holding Company shall deliver to such holder a written statement certified by the Holding Company's president or chief financial officer describing in reasonable detail the use of the proceeds of the financing hereunder. In addition to any other rights granted hereunder, the Companies shall grant each such holder and the Small Business Administration access to the Companies' books and records for the purpose of verifying the use of such proceeds and verifying the certifications made by the Companies in SBA Forms 480 and 652 delivered pursuant to section 4.10 hereof and for the purpose of determining whether the principal business activity of the Holding Company and its Subsidiaries continues to constitute an eligible business activity (within the meaning of the SBIC Regulations).

          8.2.3. Regulatory Violation. Upon the occurrence of a Regulatory Violation (as defined below) or in the event that any holder of Securities determines in its reasonable good faith judgment that a Regulatory Violation has occurred, in addition to any other rights and remedies to which it may be entitled, such holder shall have the right, to the extent required under SBIC Regulations, to demand in writing that Companies shall cure such Regulatory Violation, and if such Regulatory Violation cannot be cured in a timely manner, to demand the immediate repurchase of all of the Securities owned by such holder at a price equal to the purchase price paid for such Securities hereunder plus all accrued and unpaid interest and/or dividends, as applicable, thereon by delivering written notice of such demand to the Companies. The Companies shall pay the purchase price for such Securities by wire transfer of immediately available funds to such holder within 30 days after the Companies' receipt of the demand notice, and, upon such payment, such holder shall deliver the instruments evidencing the Securities being repurchased duly endorsed for transfer or accompanied by duly executed forms of assignment free of any adverse claims. For purposes hereof, a "Regulatory Violation" means a change in the principal business activity of the Holding Company and its Subsidiaries to an ineligible business activity (within the meaning of the SBIC Regulations), if such change occurs within one year of the Closing Date.

          8.2.4. Economic Impact Information. Promptly after the end of each fiscal year, the Holding Company shall deliver to each holder of Securities a written assessment of the economic impact of such holder's investment in the Companies, specifying the full-time equivalent jobs created or retained in connection with the investment, the impact of such financing on the revenues and profits of the Holding Company and its Subsidiaries and on taxes paid by the Holding Company and its employees.

          8.2.5. Regulatory Compliance Cooperation. In the event that any holder of Securities reasonably determines that it has a Regulatory Problem (as defined below), such holder shall have the right to transfer its Securities without regard to any restriction on transfer set forth in this Agreement or any other Operative Document and the Companies shall take all such actions as are reasonably requested by such holder in order to (a) effectuate and facilitate any such transfer to any Person designated by such holder, (b) permit such holder (or any of its affiliates) to exchange all or any portion of any voting security then held by it on a share-for-share basis for shares of a nonvoting security, which nonvoting security shall be identical in all respects to the voting security exchanged for it, except that it shall be nonvoting and shall be convertible into a voting security on such terms as are reasonably requested by such holder in light of regulatory considerations then prevailing, (c) continue and preserve the respective allocations of the voting interests and other rights with respect to the Securities, to the extent permitted by applicable law and regulation, as in effect before the transfers and amendments referred to above (including entering into such additional agreements as are reasonably requested by such holder to permit any Person(s) designated by such holder to exercise any voting power which is relinquished by such Purchaser) and (d) amend the Operative Documents, all Organizational Documents of the Holding Company and/or its Subsidiaries and any other related agreements, documents and instruments to effectuate and reflect the foregoing. The parties to this Agreement agree to vote their Securities in favor of such amendments and actions. For purposes hereof, a "Regulatory Problem" means any set of facts or circumstances wherein it has been asserted by any governmental regulatory agency (or a holder of Securities reasonably believes that there is a substantial risk of such assertion) that such holder is not entitled to hold, or exercise any significant right with respect to the Securities.

9. Prepayment of Notes.

     9.1. Required Prepayment Without Premium of Notes. In addition to paying the entire outstanding principal amount of and the interest due on the Notes on the maturity date thereof, on the 17th day of each March, June, September and December, commencing December 17, 2003, the Companies will prepay without premium $100,000 aggregate principal amount of the Notes. No partial prepayment of the Notes pursuant to section 9.2 or any other provision of this Agreement shall alter the obligation of the Companies to make the required prepayments provided for in this section 9.1.

     9.2. Optional Prepayment With Premium of Notes. At any time and from time to time, the Companies may, at their option, upon notice as set forth in section 9.5, prepay all or any part (in a minimum of $100,000 and in integral multiples of $100,000 or such lesser principal amount thereof as shall then be outstanding) of the Notes upon the concurrent payment, in the case of any prepayment made before March 17, 2002, of an amount equal to the Make Whole Amount.

     9.3. Prepayment With Premium of the Notes at the Option of Holders of the Notes upon a Change of Control.

          (a) If any Change of Control is to occur, then not less than 30 days nor more than 60 days prior to the occurrence of such Change of Control, the Companies will notify each holder of any Notes (and for purposes of section 12 hereof, each holder of any Purchased Shares and/or Conversion Shares) of such pending Change of Control and the date upon which it is scheduled to occur. Each notice from the Companies pursuant to this section
     9.3 to each holder of any Notes shall make explicit reference to this section 9.3 and shall state that the right of the Required Holders of the Notes then outstanding to require prepayment thereof must be exercised within 30 days of the receipt of such notice.

          (b) If the Required Holders of the Notes furnish a written request for prepayment to the Companies not more than 30 days after receipt by such holders of such notice of such Change of Control from the Companies, the Companies will prepay all (but not less than all) of the Notes then outstanding, together with, in the case of any prepayment required to be made before March 17, 2002, an amount equal to the Make Whole Amount. Each such prepayment shall occur on the date upon which the Change of Control occurs, unless the Companies and the Required Holders of the Notes agree to a different date, and no prepayment requested pursuant to this section 9.3 shall be due unless the Change of Control shall occur.

     9.4. Allocation of Partial Prepayments of Notes. In the case of each partial prepayment of the Notes under this section 9, the principal amount to be prepaid shall be allocated among all of the Notes at the time outstanding (excluding any Notes at the time owned by the Companies or any Affiliate of the Companies) in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof, with adjustments, to the extent practicable, to compensate for any prior prepayments not made exactly in such proportion.

     9.5. Notice of Optional Prepayments of Notes. In the case of each prepayment under sections 9.2 and 9.3, the Companies shall give written notice thereof to each holder of any Notes not less than 30 (10, in the case of any prepayment under section 9.3) nor more than 60 days prior to the date fixed for such prepayment. Each such notice shall set forth: (a) the date fixed for prepayment; (b) the aggregate principal amount of Notes to be prepaid on such date; and (c) the aggregate principal amount of Notes held by such holder to be prepaid on such date and the amount of accrued interest and an estimation of the Make Whole Amount, if any, to be paid to such holder on such date (together with the calculation of such estimated Make Whole Amount, which calculation shall be satisfactory to each holder of the Notes to be prepaid).

     9.6. Maturity; Accrued Interest; Surrender, etc. of Notes. In the case of each prepayment of all or any part of any Note, the principal amount to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date (expressly including all capitalized interest) and the premium, if any, due thereon. Any Note prepaid in full shall be surrendered to the Companies at the Companies' principal place of business promptly following prepayment and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     9.7. Purchase of Notes. The Companies will not, and will not permit any Affiliate of the Companies to, directly or indirectly, prepay, purchase or otherwise acquire, or offer to prepay, purchase or otherwise acquire, any outstanding Notes except by way of payment or prepayment in accordance with the provisions of the Notes and this Agreement.

     9.8. Payment on Non-Business Days. If any amount hereunder or under the Notes shall become due on a day which is not a Business Day, such payment shall be due on the next succeeding Business Day.

10. Subordination of Securities. Notwithstanding anything to the contrary in this Agreement or any of the other Operative Documents, payments on the Securities and the rights of the holders of the Securities, are subordinate, to the extent specified in the Subordination Agreement, to Senior Debt (as such term is defined in the Subordination Agreement) and to the rights of the holders of Senior Debt (as so defined).

11. Stock Option Plan; Co-Sale and Registration Rights, Board Observation and Board Seat Rights, etc.

          (a) Not later than December 15, 1998, the Holding Company shall have established a stock option plan (the "Stock Option Plan") providing for the issuance of not more than 390,000 shares of Common Stock upon the terms set forth on Exhibit B to the Term Sheet dated August 7, 1998 or upon such other terms as shall be reasonably satisfactory to the Required Holders of the Purchased Shares.

          (b) Reference is hereby made to the Stockholders and Registration Rights Agreement for certain provisions relating to, among other things, the co-sale and registration rights and board observation and board seat rights of the holders of the Securities.

12. Put and Call Rights.

     12.1. Put Rights with Respect to Conversion Shares and Purchased Shares.

          (a) Each holder of any Conversion Shares shall have the right to require the Companies to purchase all (or any portion) of the Conversion Shares owned by it (i) at any time and from time to time on or after September 17, 2005 and/or (ii) concurrently with or from time to time after the occurrence of any Change of Control, in each case at a purchase price equal to the Put/Call Price for such Conversion Shares. Each holder of any Purchased Shares shall have the right to require the Companies to purchase all (or any portion) of the Purchased Shares owned by it concurrently with or from time to time after the occurrence of any Change of Control at a purchase price equal to the Liquidation Preference (as defined in the Holding Company's Certificate of Incorporation) for such Purchased Shares. Such holder shall exercise such option by delivering to the Companies a notice (a "Put Notice") specifying that its Conversion Shares and/or Purchased Shares (or a specified portion thereof) are to be purchased by the Companies. Upon receipt of such Put Notice, the Companies shall be obligated to purchase such Conversion Shares and/or Purchased Shares on (x) the 90th day following the date of receipt by the Companies of such Put Notice or (y) if such Put Notice is given in connection with the occurrence of a Change of Control, on the date upon which such Change of Control shall occur (each, the "Put Closing Date"), unless in any case the Companies and such holder agree to a different date. Promptly after receipt by the Companies of a Put Notice, the Companies will notify each other holder of any Securities of receipt of such Put Notice and thereafter shall furnish to each holder of any Securities such information relating to the same as such holder may reasonably request from time to time. The Companies will notify each holder of any Securities of the occurrence of any event which will, or could reasonably be expected to, result in a Change of Control at least 30 days (but not more than 60 days) prior to the occurrence of such Change of Control.

          (b) Notwithstanding anything to the contrary contained in this section 12.1, if the Companies are unable to pay in full in cash on any Put Closing Date the full amount then due to each holder of Conversion Shares and Purchased Shares pursuant to this section 12 without violating applicable law, then:

               (i) the Companies shall use their best efforts to obtain financing for such payment and to obtain all necessary consents and waivers to permit such payment;

               (ii) until such payment shall have been paid in full in cash, the Holding Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make any Restricted Payment;

               (iii) the Companies shall furnish to each holder of Securities an Officer's Certificate specifying (A) the nature of the event or condition on account of which the Companies are so precluded from making such payment and (B) the action that the Companies are taking to remedy such failure;

               (iv) on the Put Closing Date and on the last day of each month following the Put Closing Date, each Company shall pay the largest portion of the unpaid balance of such payment that it may then pay without causing any such violation, such payment to be allocated among the holders of the Conversion Shares and the Purchased Shares in proportion to the aggregate amounts then due to each such holder pursuant to this section 12; and

               (v) from and after the Put Closing Date, until such payment shall have been paid in full in cash, the unpaid balance thereof shall bear interest at a rate of 15% per annum, which shall be due and payable monthly in arrears on the last day of each month, commencing on the first such date following the Put Closing Date, and on the date on which any portion (or all) of the unpaid balance of the Put/Call Price is paid.

     12.2. Call Rights with Respect to the Conversion Shares.

          (a) If, at any time on or after September 17, 2006, the Companies furnish a written request for repurchase to each holder of Conversion Shares then outstanding, the Companies will repurchase all (but not less than all) of the Conversion Shares then outstanding by paying to each holder of any Conversion Shares the Put/Call Price with respect thereto. Each such repurchase shall occur on the 45th day after such written request is so given by the Companies, unless the Companies and the Required Holders of the Conversion Shares agree to a different date.

          (b) At the closing of a repurchase of Conversion Shares pursuant to section 12.2(a), the Companies shall deliver to each holder of Conversion Shares an Officer's Certificate certifying that no Material Transaction has been proposed to be consummated or, if such is not the case, describing in reasonable detail all proposed Material Transactions. If at any time during the nine-month period following the payment of the Put/Call Price pursuant to section 12.2(a) to any holder of Conversion Shares any Material Transaction is consummated (or an agreement in principle to consummate any Material Transaction is reached), then, prior to the consummation of such Material Transaction, the Put/Call Price paid to each holder of Conversion Shares pursuant to section 12.2(a) shall be recomputed as of the new Test Date (being the last day of the month ending immediately prior to the consummation of such Material Transaction). If the Put/Call Price (as so recomputed) shall exceed the aggregate amount theretofore paid to any holder of the Conversion Shares pursuant to section 12.2(a) and, on account of any prior Material Transaction, pursuant to this section 12.2(b), then the Companies shall pay to such holder an amount equal to such excess in immediately available funds on or prior to the consummation of such Material Transaction.

     12.3. Closing. The closing for any payment due to any holder of Conversion Shares and/or Purchased Shares under this section 12 shall occur at the principal office of such holder, unless the Companies and such holder agree to a different location. Such payment shall be paid in immediately available funds against delivery of the certificates evidencing such Conversion Shares and/or Purchased Shares as are to be purchased from such holder at such closing.

     12.4. No Waivers, etc. No failure on the part of any holder of any Purchased Shares and/or Conversion Shares to exercise any right under this section 12 shall affect or impair any other right of such holder, in respect of the Purchased Shares or Conversion Shares or otherwise, or any right of any other holder of any Securities, under any of the Operative Documents. The covenants contained in this section 12 shall continue in effect so long as any Purchased Shares or Conversion Shares are outstanding and, without limiting the generality of the foregoing, shall survive the payment, prepayment and/or replacement of any other Securities and any merger, consolidation, recapitalization, sale of assets or other similar transaction or event involving either of the Companies and/or any of its Subsidiaries.

13. Board Visitation Rights. The Required Holders of each class of Securities shall each have the right to appoint one representative who shall: (a) receive notice of all meetings (both regular and special) of the board of directors (or other governing body) of the Holding Company and its Subsidiaries and each committee of any such board (such notice to be delivered or mailed at the same time as notice is given to the members of any such board and/or committee); (b) be entitled to attend (or, in the case of telephone meetings, monitor) all such meetings; (c) receive all notices, information and reports which are furnished to the members of any such board and/or committee at the same time and in the same manner as the same is furnished to such members; (d) be entitled to participate in all discussions conducted at such meetings and (e) receive as soon as available (but in any event not later than 30 days after such meeting) copies of the minutes of all such meetings. If any action is proposed to be taken by any such board and/or committee by written consent in lieu of a meeting, the Holding Company will give written notice thereof to each such representative, which notice shall describe in reasonable detail the nature and substance of such proposed action and shall be delivered at the same time as notice is given to the members of any such board and/or committee. The Holding Company will furnish each such representative with a copy of each such written consent not later than five days after it has been signed by its last signatory. Such representatives shall not constitute a member of any such board and/or committee and shall not be entitled to vote on any matters presented at meetings of any such board and/or committee or to consent to any matter as to which the consent of any such board and/or committee shall have been requested. The board of directors of the Holding Company shall meet not less frequently than once during each fiscal quarter. The Holding Company will pay the reasonable out-of-pocket expenses of each such representative incurred in connection with attending meetings of the board of directors of the Holding Company.

14. Covenants of the Holding Company. From and after the date of this Agreement, and thereafter so long as any of the Notes shall remain outstanding, the Holding Company will duly perform and observe, for the benefit of the holders of the Notes, each and all of the covenants and agreements hereinafter set forth:

     14.1. Books of Record and Account; Reserves. The Holding Company will, and will cause each of its Subsidiaries to (a) at all times keep proper books of record and account in which full, true and correct entries shall be made of its transactions in accordance with GAAP and (b) set aside on its books from its earnings for each fiscal year all such proper reserves as shall be required in accordance with GAAP in connection with its business.

     14.2. Payment of Taxes; Existence: Maintenance of Properties; Compliance with Laws; Lines of Business; Proprietary Rights. The Holding Company will, and will cause each of its Subsidiaries to:

          (a) pay and discharge promptly as they become due and payable all taxes, assessments and other governmental charges or levies imposed upon it or its income or upon any of its property, as well as all claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a Lien upon its property; provided that no such Person shall be required to pay any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP; provided, further, that the Holding Company will, and will cause each of its Subsidiaries to, pay any such tax, assessment, charge, levy or claim prior to the commencement of any proceeding to foreclose any Lien securing the same;

          (b) do or cause to be done all things necessary to preserve and keep in full force and effect its existence;

          (c) maintain and keep its material properties in good repair, working order and condition (normal wear and tear excepted), so that the business carried on in connection therewith may be properly and advantageously conducted at all times in accordance with customary business practices;

          (d) comply in all material respects with all applicable laws, statutes, rules, regulations and orders of, and all applicable restrictions imposed by, all governmental authorities in respect of the conduct of its business and the ownership of its property (including, without limitation, all Environmental Laws); provided that no such Person shall be required by reason of this section 14.2(d) to comply therewith at any time while it shall be contesting its obligation to do so in good faith by appropriate proceedings promptly initiated and diligently conducted, and if it shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP;

          (e) engage only in the Business (and in other lines of business related to the Business) substantially in the manner heretofore conducted and keep substantially all its assets in the United States of America (other than prepayment of overseas vendors in the ordinary course of business); and

          (f) except as set forth on Exhibit 14.2(f) attached hereto, own or have a valid license for all material Proprietary Rights and Licenses used by it in the conduct of its business.

     14.3. Insurance.

          (a) The Holding Company will, and will cause each of its Subsidiaries to, maintain with financially sound and reputable insurers, insurance with respect to its properties and businesses against loss or damage of the kinds customarily insured against by Persons of established reputation engaged in the same or a similar business and similarly situated, in such amounts and by such methods as shall be customary for such Persons and reasonably deemed adequate by the Holding Company.

          (b) Not later than October 15, 1998, the Holding Company shall obtain (and at all times thereafter shall maintain) from one or more insurers acceptable to the Required Holders of the Notes, and shall collaterally assign to the holders of the Notes, a life insurance policy or policies on the life of Stephen L. Day (the "Key Man Insurance") providing a death benefit at all times payable to the holders of the Notes and in an amount equal to $2,000,000.

     14.4. Limitation on Discount or Sale of Receivables. The Holding Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, discount or sell any of their accounts receivable, except that the Holding Company or any Subsidiary of the Holding Company may settle doubtful accounts or may grant discounts (such as quantity or prompt payment discounts) in the ordinary course of business.

     14.5. Limitation on Indebtedness. The Holding Company will not, and will not permit any of its Subsidiaries to, be liable or create, assume, incur, guarantee, or in any manner become liable, contingently or otherwise, in respect of any Indebtedness other than:

          (a) in the case of the Holding Company and the Operating Company:

               (i) Debt evidenced by the Notes;

               (ii) Debt under the BKB Documents (or any extension, refinancing, refunding or renewal thereof), provided that (A) the aggregate outstanding principal amount thereof does not exceed $14,750,000 at any time and (B) in the case of any extension, refinancing, refunding or renewal, the terms of the Debt incurred in connection therewith are in all material respects the same as that of the Debt being so replaced;

               (iii) Debt outstanding on the date hereof and referred to in
          Exhibit 5.9 attached hereto (but no extension, refinancing, refunding or renewal thereof);

               (iv) purchase money Debt and Debt under Capital Leases, provided that the aggregate outstanding principal amount thereof does not exceed $300,000 at any time; and

               (v) Debt incurred in connection with the consummation of Permitted Acquisitions, provided that the aggregate principal amount of such Debt shall not exceed $500,000;

          (b) in the case of any Subsidiary of the Holding Company, Debt owing to the Holding Company arising from a Permitted Investment; and

          (c) in the case of the Holding Company or any Subsidiary of the Holding Company, Indebtedness (other than Debt) for accounts payable and expense accruals arising in the ordinary course of business or for taxes, assessments and other government charges or levies, and for claims, the payment of which is not at the time required under section 14.2.

For purposes of this section 14.5, any Person becoming a Subsidiary of the Holding Company after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Indebtedness, and any Person extending, refinancing, refunding or renewing any Indebtedness shall be deemed to have incurred such Indebtedness at the time of such extension, refinancing, refunding or renewal.

     14.6. Limitation on Restricted Payments and Restricted Investments. The Holding Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, make or commit to make any Restricted Payment or any Restricted Investment.

     14.7. Certain Financial Covenants.

          (a) Funded Debt Ratio. The Holding Company will not permit the Funded Debt Ratio as at any fiscal quarter-end during any period specified below to be more than the ratio identified below as applicable to such period:

                               Period                             Maximum Ratio
                               ------                             -------------
     At Closing                                                   5.880 to 1.00
     For any fiscal quarter ending on or after January 30, 1999
        through July 31, 1999                                     5.280 to 1.00
     For any fiscal quarter ending on or after October 31, 1999
        through July 31, 2000                                     4.895 to 1.00
     For any fiscal quarter ending on or after October 31, 2000
        through July 31, 2001                                     4.180 to 1.00
     For any fiscal quarter ending on or after October 31, 2001
        through July 31, 2002                                     3.630 to 1.00
     For any fiscal quarter ending on or after October 31, 2002   3.465 to 1.00

          (b) Funded Senior Debt Ratio. The Holding Company will not permit the Funded Senior Debt Ratio as at any fiscal quarter-end during any period specified below to be more than the ratio identified below as applicable to such period:

                               Period                             Maximum Ratio
                               ------                             -------------
     At Closing                                                   4.785 to 1.00
     For any fiscal quarter ending on or after January 1, 1999
        through July 31, 1999                                     4.235 to 1.00
     For any fiscal quarter ending on or after October 31, 1999
        through July 31, 2000                                     3.685 to 1.00
     For any fiscal quarter ending on or after October 31, 2000
        through July 31, 2001                                     3.135 to 1.00
     For any fiscal quarter ending on or after October 31, 2001
        through July 31, 2002                                     2.585 to l.00
     For any fiscal quarter ending on or after October 31, 2002   2.200 to 1.00

          (c) Interest Coverage. The Holding Company will not permit the ratio of (i) EBITDA for any fiscal period identified below to (ii) the aggregate Interest Charges on all Indebtedness of the Holding Company and/or any of its Subsidiaries for any fiscal period identified below to be less than the ratio specified below opposite such period:

                               Period                             Minimum Ratio
                               ------                             -------------
     For the two consecutive fiscal quarter ending on
        January 31, 1999                                          2.025 to 1.00
     For the three consecutive fiscal quarters ending on
        April 30, 1999                                            2.025 to 1.00
     For the four consecutive fiscal quarters ending on
        July 31, 1999 (determined at the end of such fiscal
        quarter for the four quarters then ending)                2.025 to 1.00
     For any four consecutive fiscal quarters ending on or
        after October 31, 1999 through July 31, 2000
        (determined at the end of each fiscal quarter for the
        four quarters then ending)                                2.475 to 1.00
     For any four consecutive fiscal quarters ending on or
        after October 31, 2000 through July 31, 2001
        (determined at the end of each fiscal quarter for the
        four quarters then ending)                                2.925 to 1.00
     For any four consecutive fiscal quarters ending on or
        after October 31, 2002 (determined at the end of each
        fiscal quarter for the four quarters then ending)         3.150 to 1.00

          (d) Operating Cash Flow to Total Debt Service. The Holding Company will not permit the ratio of (i) Operating Cash Flow to (ii) Total Debt Service to be less than 1.125 to 1.00, in each case as determined at the end of each fiscal quarter for the four consecutive fiscal quarters then ending.

          (e) Profitability. The Holding Company will not permit its Consolidated Net Income for any fiscal quarter to be less than $22,500, provided that for the fiscal quarter ending on July 31 of each year (commencing with the fiscal quarter ending July 31, 1999), the Holding Company will not permit its Consolidated Net Income to be less than negative $5,500.

          (f) Capital Expenditures. The Holding Company will not, and will not permit any of its Subsidiaries to, make Capital Expenditures in excess of $100,000 in the aggregate for the Holding Company and all of its Subsidiaries during any fiscal year of the Holding Company.

     14.8. Limitation on Tax Consolidation. The Holding Company will not, and will not permit any of its Subsidiaries to, become a party to a consolidated or combined income tax return with any Person other than the Holding Company and its Subsidiaries.

     14.9. Limitation on Liens. The Holding Company will not, and will not permit any of its Subsidiaries to, create or suffer to exist any Lien in respect of any property of any character (whether owned on the date hereof or hereafter acquired) other than:

          (a) Liens securing Indebtedness of any Subsidiary owing to the Holding Company;

          (b) Liens (other than any Lien created by any Environmental Law or by Section 4068 of ERISA), charges and encumbrances which (i) are incurred in the ordinary course of business and which are incidental to the conduct of the business of the Holding Company and its Subsidiaries and the ownership of its and their property, (ii) are not incurred in connection with the borrowing of money or the obtaining of advances or credit, (iii) do not in the aggregate materially detract from the value of the property of the Holding Company or its Subsidiaries or materially impair the use thereof in the operation of its or their business and (iv) do not (and would not reasonably be expected to) materially adversely affect the rights of the holders of the Notes;

          (c) any Lien existing on the date hereof and referred to on Exhibit
     5.9 attached hereto;

          (d) any Lien constituting a purchase money security interest (including Capital Leases and any other title retention or deferred purchase device) incurred in the ordinary course of business to finance the acquisition and/or improvement (or incurred within six months of the acquisition or improvement, as the case may

     be) of any real or personal property, including, in the case of any Person which is to be acquired by the Holding Company and thereafter becomes a Subsidiary, any such Lien existing upon or in such Person's real or personal property at the time such Person becomes a Subsidiary (so long as none of such Liens were incurred in contemplation of such acquisition), provided that (i) such Lien does not extend to or cover any property of the Holding Company or any of its Subsidiaries other than the property being leased or acquired, and (ii) the aggregate principal amount of Indebtedness secured thereby shall not exceed the lesser of the cost or fair market value of such property; and

          (e) any Lien securing Debt which is permitted under section
     14.5(a)(ii);

     14.10. Limitation on Transactions with Affiliates. The Holding Company will not, and will not permit any of its Subsidiaries to, engage in any transaction (including, without limitation, the purchase, sale or exchange of any properties and assets or the rendering of any services) with an Affiliate of the Holding Company or of any of its Subsidiaries on terms less favorable to the Holding Company or any such Subsidiary in any material respect than would be obtainable at the time in comparable transactions with a Person not such an Affiliate.

     14.11. Limitation on Leasebacks. The Holding Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell or otherwise dispose of any of its property if, as part of the same transaction or series of related transactions, any such Person shall then or thereafter rent or lease as lessee, or similarly acquire the right to possession or use of, such property (or a major portion thereof), or other property which it intends to use for substantially the same purpose or purposes, under any lease, agreement or other arrangement which obligates any such Person to pay rent as lessee or make any other payments for such possession or use.

     14.12. Limitation on Issuance and Sale of Shares of Subsidiaries. The Holding Company will not permit any of its Subsidiaries to issue, sell, transfer or otherwise dispose of any Shares (or any securities convertible into or exercisable or exchangeable for Shares) of such Subsidiary or of any other Subsidiary of the Holding Company except to the Holding Company. The Holding Company will not, in any event, permit any Subsidiary of the Holding Company to have outstanding any Preferred Shares.

     14.13. Limitation on Consolidation or Merger. The Holding Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge into any other Person.

     14.14. Permitted Acquisitions. Notwithstanding the provisions of section 14.13, the Holding Company and its Subsidiaries may acquire the stock or assets of another Person, provided that each such acquisition is a Permitted Acquisition.

     14.15. Limitation on Disposition of Property. The Holding Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, sell, lease or otherwise dispose of (including by way of merger, consolidation or other business combination) any of their respective properties and assets (or any right, title or interest therein), whether real, personal or mixed, tangible or intangible, including, without limitation, Shares, securities or Indebtedness of any Subsidiaries of the Holding Company, except for sales by the Holding Company and its Subsidiaries of inventory in the ordinary course of business consistent with prudent business practice.

     14.16. Modification of Certain Documents, Agreements and Instruments. The Holding Company will not, and will not permit any of its Subsidiaries to:

          (a) amend, modify or waive any term, condition or provision of its Organizational Documents or any of the other agreements, documents or instruments referred to in section 4.3 if the effect thereof is, or could reasonably be expected to be, adverse in any material respect to the interests of any holder of any of the Securities, including, without limitation, if the effect thereof is to impose any restriction on the right and obligation of the Holding Company to comply with the terms of this Agreement or any of the other Operative Documents or to redeem the Purchased Shares as provided in the Holding Company's Certificate of Incorporation; or

          (b) have a fiscal year which ends on any date other than July 31 in each year.

     14.17. Further Assurances. From time to time hereafter, the Holding Company will execute and deliver, or will cause to be executed and delivered, such additional agreements, documents and instruments and will take all such other actions as any holder or holders of the Notes may reasonably request for the purpose of implementing or effectuating the provisions of the Operative Documents.

     14.18. No Additional Subsidiaries. Notwithstanding anything to the contrary contained in this Agreement or any of the other Operative Documents, neither the Holding Company nor the Operating Company will acquire, form or organize any Subsidiary, other than a Subsidiary acquired, formed or organized (and substantially all of whose properties and assets are acquired) in connection with a Permitted Acquisition.

15. Definitions.

     15.1. Definitions of Capitalized Terms. The terms defined in this section 15.1, whenever used in this Agreement, shall, unless the context otherwise requires, have the following respective meanings:

     "Acquisition" shall mean the consummation of the transactions contemplated by the Acquisition Documents.

     "Acquisition Agreement" shall mean the Stock Purchase Agreement dated as of August 14, 1998, as amended prior to the Closing Date by two amendments thereto, among the Holding Company and the Sellers.

     "Acquisition Documents" shall mean the Acquisition Agreement and all related agreements, documents and instruments.

     "Affiliate" of any Person shall mean any other Person which, directly or indirectly, controls or is controlled by or is under common control with such first-mentioned Person, or any individual, in the case of a Person who is an individual, who has a relationship by blood, marriage or adoption to such first-mentioned Person not more remote than first cousin, and, without limiting the generality of the foregoing, shall include (a) any Person beneficially owning or holding 10% or more of any class of Voting Stock or other Shares of such first-mentioned Person, (b) any Person of which such first-mentioned Person owns or holds 10% or more of any class of Voting Stock or other Shares and (c) any director or officer of such first-mentioned Person; provided that, for purposes hereof, in no event shall you or any other institutional holder of Securities be deemed to be an Affiliate of the Holding Company or any of its Subsidiaries. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Stock or by contract or otherwise.

     "BKB" shall mean BankBoston, N.A.

     "BKB Agreement" shall mean the Loan Agreement dated as of September 17, 1998 by and between the Companies and BKB, as amended, modified and supplemented from time to time.

     "BKB Documents" shall mean the BKB Agreement and the other agreements, documents and instruments related thereto, as amended, modified and supplemented from time to time.

     "Business" shall have the meaning specified in section 5.4.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day which shall be in Boston, Massachusetts a legal holiday or a day on which banking institutions therein are authorized by law to close.

     "Capital Lease" shall mean any lease or similar arrangement which is of such a nature that payment obligations of the lessee or obligor thereunder are required to be capitalized and shown as liabilities upon a balance sheet of such lessee or obligor prepared in accordance with GAAP or for which the amount of the asset and liability thereunder as if so capitalized should be disclosed in a note to such balance sheet.

     "Capital Expenditures" of any Person shall mean the amount of any expenditure for fixed assets, computer software, leasehold improvements, Capital Leases, installment purchases of machinery and equipment, acquisitions of real estate, expenditures in any construction in progress account of the Holding Company and/or any of its Subsidiaries and other similar expenditures which are required to be capitalized on a balance, sheet prepared in accordance with GAAP.

     "Change of Control" shall mean any event or transaction or series of events or transactions (occurring for whatever reason) following which:

          (a) Stephen L. Day shall not be the president and chief executive officer of the Holding Company or shall not devote substantially all of his business time and efforts to the business and affairs of the Holding Company and its Subsidiaries;

          (b) Stephen L. Day shall own beneficially and of record and control less than 14.848% of the outstanding Common Stock (calculated on a fully-diluted basis); or

          (c) the Holding Company shall own beneficially and of record and control less than 100% of the Shares of the Operating Company.

     "Class A Common Stock" shall mean the Class A Common Stock, no par value, of the Holding Company as constituted on the Closing Date and any Shares into which such Class A Common Stock shall have been changed or any Shares resulting from any reclassification of the Class A Common Stock.

     "Class B Common Stock" shall mean the Class B Common Stock, no par value, of the Holding Company as constituted on the Closing Date and any Shares into which such Class B Common Stock shall have been changed or any Shares resulting from any reclassification of the Class B Common Stock.

     "Closing" and "Closing Date" shall have the respective meanings specified in section 3.

     "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     "Commission" shall mean the Securities and Exchange Commission or any other federal agency from time to time administering the Securities Act and/or the Exchange Act.

     "Common Stock" shall mean the Class A Common Stock and Class B Common
Stock.

     "Company" and "Companies" shall have the respective meanings specified in section 1.

     "Consolidated" shall mean consolidated in accordance with GAAP, and after giving appropriate effect to outside minority interests, if any, in Subsidiaries.

     "Conversion Shares" shall mean all shares of Common Stock issued or issuable upon conversion of the Purchased Shares.

     "Current Debt" of any Person shall mean, at any date, (a) all Indebtedness for borrowed money or in respect of Capital Leases or the deferred purchase price of property (including, without limitation, Indebtedness of the kind referred to in clauses (b), (c), (d) and (e) of the definition of Indebtedness), whether or not interest bearing, of such Person at such date which would, in accordance with GAAP, be classified as short-term Indebtedness at such date, but specifically excluding the current maturities of such Person's Funded Debt, and
(b) all Guarantees by such Person at such date of Current Debt of others, determined in accordance with GAAP.

     "Debt" of any Person shall mean, at any date, all Funded Debt and Current Debt (without duplication) of such Person at such date.

     "Default" shall mean any condition or event which constitutes or, after notice or lapse of time or both, would constitute an Event of Default.

     "Derivative Transactions" shall mean (a) any rate, basis, commodity, currency, debt or equity swap, (b) any cap, collar or floor agreement, (c) any rate, basis, commodity, currency, debt or equity exchange or forward agreement,
(d) any rate, basis, commodity, currency, debt or equity option, (e) any other similar agreement, (f) any option to enter into any of the foregoing, (g) any master agreement or other agreement providing for any of the foregoing and (h) any combination of any of the foregoing. For the purposes of this Agreement, the amount of the obligation outstanding (and deemed incurred) under any Derivative Transaction, as of any date, shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Derivative Transaction had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Derivative Transaction provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "EBITDA" shall mean, for any period, an amount equal to Net Income for such period plus the following, to the extent deducted in computing such Net Income:
(a) depreciation, (b) amortization, (c) other non-cash charges, (d) Interest Charges, (e) Taxes on income imposed by any governmental authority, including, but not limited to, federal, state, local or foreign country authorities or political subdivisions thereof, and

(f) all extraordinary items. Notwithstanding the foregoing, in determining EBITDA (x) for the four consecutive fiscal quarters of the Holding Company ending October 31, 1998, EBITDA for such fiscal quarters shall be determined by multiplying EBITDA for the fiscal quarter ending October 31, 1998 by 4.0, (y) for the four consecutive fiscal quarters of the Holding Company ending January 31, 1999, EBITDA for such fiscal quarters shall be determined by multiplying EBITDA for the two consecutive fiscal quarters ending January 31, 1999 by 2.0, and (z) for the four consecutive fiscal quarters of the Holding Company ending April 30, 1999, EBITDA for such fiscal quarters shall be determined by multiplying EBITDA for the three consecutive fiscal quarters ending April 30, 1999 by 1.33.

     "Environmental Laws" shall mean any law, statute, rule, regulation or other governmental standard or requirement relating or pertaining to (a) the generation, manufacture, management, handling, use, sale, transportation, treatment, storage, disposal, delivery, discharge, release or emission of any waste, pollutant or toxic, hazardous or other substance, or (b) any other act, omission or condition affecting or involving the environment or air or water pollution or soil or groundwater contamination.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings thereunder.

     "ERISA Affiliate" shall mean each trade or business (whether or not incorporated) that, together with the Holding Company, would be treated as a single employer under section 4001(b) of ERISA, or that is a member of a group of which the Holding Company is a member and that is a controlled group within the meaning of section 4971(e)(2)(B) of the Code.

     "Event of Default" shall have the meaning specified in section 16.1.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

     "Funded Debt" of any Person shall mean, at any date, (a) all Indebtedness for borrowed money or in respect of Capital Leases or the deferred purchase price of property (including, without limitation, Indebtedness of the kind referred to in clauses (b), (c), (d) and (e) of the definition of Indebtedness), whether or not interest-bearing, of such Person which would, in accordance with GAAP, be classified as long-term Indebtedness at such date, but in any event including all such Indebtedness, whether secured or unsecured, of such Person which matures (or which, pursuant to the terms of a revolving credit agreement or otherwise, is directly or indirectly renewable or extendible at the option of such Person for a period ending) more than one year after the date of the creation thereof, notwithstanding the fact that payments in respect thereof (whether installment, serial maturity or sinking fund payments or otherwise) are required to be made by such Person not more than one year after the date as of which the amount of

Funded Debt is being determined, other than any amount thereof which is at the time included in Current Debt of such Person, and (b) all Guarantees by such Person at such date of Funded Debt of others, determined in accordance with GAAP.

     "Funded Debt Ratio" shall mean, as at the end of any fiscal quarter of the Holding Company, the ratio of (a) Debt of the Holding Company and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, as at the end of such fiscal quarter to (b) EBITDA for the four consecutive fiscal quarters ending on the last day of such fiscal quarter.

     "Funded Senior Debt" shall mean, as at any date of determination, the sum of (a) the aggregate amount of the Senior Debt outstanding on such date (including, without limitation, the revolving loans outstanding on such date under the BKB Documents), plus (b) the stated amount of all letters of credit outstanding on such date, plus (c) all principal obligations arising under Capital Leases in effect on such date, plus (d) all other Debt (other than Subordinated Debt) outstanding on such date.

     "Funded Senior Debt Ratio" shall mean, as at the end of any fiscal quarter of the Holding Company, the ratio of (a) Funded Senior Debt of the Holding Company and its Subsidiaries, determined on a Consolidated basis in accordance with GAAP, as at the end of such fiscal quarter to (b) EBITDA for the four consecutive fiscal quarters ending on the last day of such fiscal quarter.

     "GAAP" shall mean generally accepted accounting principles as in effect in the United States from time to time, consistently applied.

     "Guarantee" of any Person shall mean, at any date, any obligation of such Person at such date guaranteeing, directly or indirectly, any Indebtedness, liability or other obligation of any other Person in any manner, but in any event including all endorsements (other than for collection or deposit in the ordinary course of business), all discounts with recourse and all obligations incurred through an agreement, contingent or otherwise, (a) to purchase the obligations of any other Person or any security therefor or to advance or supply funds for the payment or purchase of such obligations, or (b) to purchase, sell or lease (as lessee or lessor) property, products, materials or supplies or to purchase or sell transportation or services, primarily for the purpose of enabling the obligor to make payment of such obligations or to assure the owner of such obligations against loss, regardless of the delivery or non-delivery of the property, products, materials or supplies or the furnishing or nonfurnishing of the transportation or services, or (c) to provide funds for the payment of, or obligating such Person to make, any loan, advance, capital contribution or other investment in the obligor for the purpose of assuring a minimum equity, asset base, working capital or other balance sheet condition for any date or to provide funds for the payment of any obligation, dividend or stock liquidation payment, or otherwise to supply funds to or in any manner invest in the obligor. The amount of any Guarantee shall be equal to the amount of all Indebtedness, liabilities and other obligations directly or indirectly guaranteed thereby.

     "Holding Company" shall mean Dover Saddlery, Inc., a Delaware corporation, and any successor thereto.

     "Indebtedness" of any Person shall mean, at any date, all indebtedness, liabilities and other obligations of such Person at such date (other than items of shareholders' equity) which would, in accordance with GAAP, be classified as liabilities of such Person, but in any event including (without duplication):

          (a) all Guarantees of such Person;

          (b) all indebtedness, liabilities and other obligations secured by any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such obligations;

          (c) all indebtedness, liabilities and other obligations of such Person arising under any conditional sale or other title retention agreement, whether or not the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property;

          (d) the amount of the obligation required to be recorded by the lessee in respect of any Capital Lease under which such Person is lessee; and

          (e) all indebtedness, liabilities and other obligations arising in connection with letters of credit, bankers acceptances or other credit enhancement facilities or Derivative Transactions.

     "Indemnified Costs" and "Indemnitee" shall have the respective meanings specified in section 21.

     "Independent Business Appraisal Firm" shall mean an independent investment banking firm reasonably acceptable to the Companies and the Required Holders of the Conversion Shares; provided that, in the event the Companies and the Required Holders of the Conversion Shares cannot agree to appoint a single such firm within 10 days of the date first giving rise to the need to appoint such a firm, the Companies and the Required Holders of the Conversion Shares shall each select one such firm within 5 days following the expiration of such 10 day period, and the two firms so selected shall promptly select a third such firm which firm shall be responsible for the determination of the fair market value of the Common Stock. The Companies shall pay all of the fees, costs and expenses of all such firms.

     "Interest Charges" shall mean, for any period, without duplication, all interest and all amortization of debt discount and expense on any particular Indebtedness for which such calculations are being made, all as determined on a Consolidated basis for the Holding Company and its Subsidiaries in accordance with GAAP. Computations of

Interest Charges on a pro forma basis for Indebtedness having a variable interest rate shall be calculated at the rate in effect on the date of any determination.

     "Investment" of any Person shall mean any investment made by such Person in any other Person by stock purchase, capital contribution, loan, advance, acquisition of Indebtedness, Guarantee or otherwise.

     "Key Man Insurance" shall have the meaning specified in section 14.3.

     "Licenses" shall mean certificates of public convenience and necessity, franchises, licenses and other permits and authorizations from governmental authorities.

     "Lien" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, lien (statutory or otherwise), preference, priority, security interest, chattel mortgage or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property and any lease having substantially the same effect as any of the foregoing.

     "Make Whole Amount" shall mean, at any date, with respect to any prepayment or payment (whether on account of acceleration or otherwise) of any Notes, if the Treasury Rate plus 150 basis points at such date is lower than 22%, the present value of the interest payments on and in respect of the Notes being prepaid or paid, as the case may be, that would otherwise become due and payable (without giving effect to such prepayment or payment and assuming no portion thereof is capitalized) on or before March 17, 2002, discounted at a rate which is equal to the Treasury Rate plus 150 basis points. If the Treasury Rate plus 150 basis points at the date of such prepayment or payment is equal to or higher than 22% per annum, the Make Whole Amount for such prepayment or payment is zero.

     "Material Adverse Change" shall mean a material adverse change in or effect upon any of (a) the condition (financial or otherwise), business, performance, operations, properties, profits or prospects of the Holding Company, the Operating Company or of the Holding Company and its Subsidiaries taken as one enterprise, (b) the legality, validity or enforceability of this Agreement, the Securities or any of the other Operative Documents, (c) the rights and remedies of any holder of Securities with respect to the Securities or (d) the ability of the Holding Company or any of its Subsidiaries to perform its obligations under any of the Operative Documents and/or to comply with any of the terms thereof applicable to it.

     "Material Transaction" shall mean the sale or other transfer of all or substantially all or any material or significant portion of the assets or properties of the Holding Company and/or any of its Subsidiaries or of the Shares of the Holding Company and/or any of its Subsidiaries.

     "Multiemployer Plan" shall mean any Plan that is a "multiemployer plan" as defined in section 4001(a)(3) of ERISA.

     "Net Income" shall mean the gross revenues of the Holding Company and its Subsidiaries for the period in question, less all expenses and other proper charges (including taxes on income), all determined on a Consolidated basis in accordance with GAAP, but in any event excluding from Net Income (without duplication): (a) any gain or loss, amortization or deduction arising from any write-up of assets; (b) earnings of any Subsidiary accrued prior to the date it became a Subsidiary; (c) the net earnings of any business entity (other than a Subsidiary) in which the Holding Company has an ownership interest, except to the extent such net earnings shall have actually been received by the Holding Company in the form of cash distributions; (d) any gains or losses on the sale or other disposition of investments or fixed or capital assets; (e) the proceeds of any life insurance policy; (f) any deferred or other credit representing any excess of the equity of any Subsidiary at the date of acquisition thereof over the amount invested in such Subsidiary; (g) any reversal of any contingency reserve, except to the extent that provision for such contingency reserve shall be made from income arising during such period; and (h) any undistributed net earnings of a Subsidiary of the Holding Company which for any reason is unavailable for distribution to the Holding Company or any other Subsidiary of the Holding Company.

     "Notes" shall have the meaning specified in section 1.

     "Officer's Certificate" shall mean a certificate signed on behalf of the Companies by the chief executive officer or chief financial officer of the Holding Company.

     "Operating Cash Flow" shall mean, for any period, an amount equal to (a) EBITDA for such period, minus (b) Taxes actually paid by the Holding Company and/or any of its Subsidiaries during such period, and minus (c) Capital Expenditures made by the Holding Company and/or any of its Subsidiaries during such period.

     "Operating Company" shall mean Dover Saddlery, Inc., a Massachusetts corporation, and any successor thereto.

     "Operative Documents" shall mean this Agreement, the Securities, the Stockholders and Registration Rights Agreement, the Key Man Insurance, the Subordination Agreement and each of the other agreements, documents and instruments executed in connection herewith and therewith, each as it may from time to time be amended, modified or supplemented.

     "Organizational Documents" of any Person shall mean such Person's charter and by-laws, partnership agreement, operating agreement, trust agreement, as applicable, and/or any other similar agreement, document or instrument and, in the case of the Holding Company, shall include its Certificate of Incorporation.

     "Other Purchaser" and "Other Securities Purchase Agreement" shall have the respective meanings specified in section. 1.

     "Ownership Interest" of any holder of Conversion Shares at any date shall mean a fraction, (a) the numerator of which is the number of Conversion Shares owned by such holder on such date and (b) the denominator of which is the aggregate number of shares of Common Stock outstanding on such date.

     "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     "Permitted Acquisition" shall mean an acquisition by the Holding Company and/or any of its Subsidiaries which meets all of the following criteria:

          (a) such acquisition is an acquisition of the Shares or assets of a Person engaged in the Business;

          (b) the properties and assets acquired in connection with such acquisition are free of all Liens other than those permitted under section 14.9;

          (c) no Indebtedness is assumed by the Holding Company and/or any of its Subsidiaries in connection with such acquisition, except Indebtedness permitted under section 14.5;

          (d) immediately prior to and after giving effect to such acquisition, no Default or Event of Default shall have occurred and be continuing;

          (e) prior to such acquisition, the holders of the Notes shall have received computations from the Holding Company showing pro forma compliance as of the date of, and after giving effect to, such acquisition with the financial covenants set forth in sections 14.5, 14.6 and 14.7;

          (f) the aggregate purchase price for all Permitted Acquisitions during the term of the Securities Purchase Agreements shall not exceed $500,000; and

          (g) if, in connection with such acquisition, any additional Subsidiary of the Holding Company is acquired, formed or organized, such Subsidiary shall have unconditionally guaranteed the Notes and other obligations of the Companies under the Operative Documents.

     "Permitted Investment" shall mean any of the following Investments:

          (a) Investments existing on the date hereof and referred to in Exhibit
     5.9 attached hereto;

          (b) Investments by the Holding Company or the Operating Company in any Wholly-Owned Subsidiary (or in any Person which simultaneously therewith becomes a Wholly-Owned Subsidiary), made by stock purchase, capital contribution, loan or advance, provided that (i) both at the time of and immediately after giving effect to any such Investment, no Default or Event of Default shall have occurred and be continuing and (ii) all such Investments are made only in Solvent entities which are organized under the laws of and conduct substantially all of their respective businesses in the United States of America or a state thereof or the District of Columbia;

          (c) Investments by any Subsidiary of the Holding Company in the Holding Company;

          (d) readily marketable obligations (having a maturity not in excess of 12 months from the date of acquisition thereof) of, or fully and unconditionally guaranteed (as to both principal and interest) by, the United States of America;

          (e) negotiable certificates of deposit (having a maturity not in excess of 12 months from the date of acquisition thereof), evidencing direct obligations of any federally insured commercial bank or trust company organized and operating in the United States of America having capital and surplus and undivided profits of at least $200,000,000;

          (f) commercial paper (having a maturity not in excess of 270 days from the date of acquisition thereof) issued by any corporation organized and operating in the United States of America having the highest rating available from Moody's Investors Services, Inc., or Standard & Poor's Corporation;

          (g) money market funds or mutual funds registered under the Investment Company Act of 1940, as amended, organized and operating in the United States of America, having total net assets of $500,000,000 or more and the assets of which constitute Investments described in clauses (d), (e) and/or
     (f) of this definition;

          (h) accounts receivable arising from transactions in the ordinary course of business; contingent liabilities represented by endorsements of negotiable instruments for collection or deposit in the ordinary course of business; advances, deposits, down payments and prepayments on account of firm purchase orders made in the ordinary course of business; and

          (i) advances to employees for business related expenses to be incurred in the ordinary course of business and consistent with past practices in an amount not to exceed $50,000 in the aggregate outstanding at any time, provided that no such advances to any single employee shall exceed $10,000 in the aggregate outstanding at any time.

     "Person" shall mean an individual, a corporation, an association, a joint-stock company, a business trust or other similar organization, a partnership, a limited liability company, a joint venture, a trust, an unincorporated organization or a government or any agency, instrumentality or political subdivision thereof.

     "Plan" shall mean an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Holding Company or any ERISA Affiliate or with respect to which the Holding Company or any ERISA Affiliate may have any liability.

     "Preferred Shares", as applied to any Person, shall mean Shares of such Person which shall be entitled to preference or priority over any other Shares of such Person in respect of either the payment of dividends or the distribution of assets upon liquidation, and, as applied to the Holding Company, shall include the Preferred Stock.

     "Preferred Stock" shall mean the Convertible Preferred Stock, no par value, of the Holding Company as constituted on the Closing Date and any Shares into which such Convertible Preferred Stock shall have been changed or any Shares resulting from any reclassification of the Convertible Preferred Stock.

     "Proprietary Rights" shall mean any patents, registered and common law trademarks, service marks, trade names, copyrights, licenses and other similar rights (including, without limitation, know-how, trade secrets and other confidential information) and applications for each of the foregoing, if any.

     "Purchased Shares" shall have the meaning specified in section 1.

     "Purchasers" shall have the meanings specified in section 1.

     "Put/Call Price", at any date, as applied to any holder of any Conversion Shares, shall mean the product of (a) the Ownership Interest of such holder times (b) the fair market value of the Common Stock as of the Test Date determined in accordance with generally accepted financial practice and as set forth in the written opinion of an Independent Business Appraisal Firm.

     "Put Closing Date" and "Put Notice" shall have the respective meanings specified in section 12.1.

     "Required Holders" as applied to describe the requisite holder or holders of any class of the Securities, shall mean, at any date, the holder or holders of 51% or more in interest of such class of Securities at the time outstanding (excluding all Securities at the time owned by the Holding Company or any Affiliate of the Holding Company).

     "Restricted Investment" shall mean any Investment other than a Permitted Investment.

     "Restricted Payment" as applied to any Person shall mean:

          (a) any dividend or other distribution, direct or indirect, on account of any Shares of such Person now or hereafter outstanding (including, without limitation, Preferred Shares) or any securities convertible into or exercisable or exchangeable for such Shares or any rights, options or warrants to acquire any such Shares, except (i) any such dividend or distribution payable to the Holding Company and/or any Wholly-Owned Subsidiary and (ii) a pro rata distribution payable to all of the shareholders of the Holding Company solely in shares of Common Stock of the Holding Company and as a result of which there is no change in the relative ownership interest of any shareholder in the Holding Company or any of such shareholder's rights;

          (b) any redemption, retirement, purchase or other acquisition, direct or indirect, of any Shares of such Person now or hereafter outstanding (including, without limitation, Preferred Shares) or any securities convertible into or exercisable or exchangeable for such Shares or any rights, options or warrants to acquire any such Shares; and

          (c) any payment, direct or indirect, of any compensation, remuneration, management or consulting fee or any other amount to Stephen
     L. Day, Blue Grass Investments or any other Affiliate of Stephen L. Day, except the payment to Mr. Day of reasonable and customary compensation (cash and non-cash) as chief executive officer of the Holding Company;

provided that, notwithstanding the foregoing, the term "Restricted Payment" shall not include any dividend or other distribution paid on, or any redemption, retirement, purchase or other acquisition of, or other payment in respect of, any of the Securities.

     "Securities" shall mean each of the Notes, the Purchased Shares and the Conversion Shares, each of which is a "Security".

     "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

     "Seller Shareholders Agreement" shall have the meaning specified in section 4.3.

     "Sellers" shall mean, collectively, (a) James F. Powers, (b) David J. Powers and (c) Michele R. Powers.

     "Senior Debt" shall mean all Debt of the Holding Company which is not Subordinated Debt and all Debt of any Subsidiary of the Holding Company (other than Debt owing to the Holding Company).

     "Shares" of any Person shall include any and all shares of capital stock, partnership interests, membership interests, or other shares, interests, participations or other equivalents (however designated and of any class) in the capital of, or other ownership interests in, such Person, and, as applied to the Holding Company, includes the Common Stock and Preferred Stock.

     "Solvent" as applied to any Person at any date shall mean that on and as of such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small capital. The amount of contingent liabilities on and as of any date shall be computed as the amount that, in the light of all the facts and circumstances existing on and as of such date, represents the amount that can reasonably be expected to become an actual or matured liability. For purposes of this definition, "Person" shall mean, where so required by the context in which the term "Solvent" appears, such Person and its Subsidiaries taken as a whole.

     "Stock Option Plan" shall have the meaning specified in section 11.

     "Stockholders and Registration Rights Agreement" shall have the meaning specified in section 4.3.

     "Subordinated Debt" shall mean the Debt evidenced by the Notes and all other Debt of the Holding Company which is expressly subordinated and made junior to the payment and performance in full of the Debt arising under the BKB Documents on terms and conditions satisfactory to the Required Holders of the Notes.

     "Subordination Agreement" shall have the meaning specified in section 4.3.

     "Subsidiary" of any Person at any date shall mean (a) any other Person a majority (by number of votes) of the Voting Stock of which is owned by such first-mentioned Person and/or by one or more other Subsidiaries of such first-mentioned Person and (b) any other Person with respect to which such first-mentioned Person and/or any one or more other Subsidiaries of such first-mentioned Person (i) is entitled to more than 50% of such Person's profits or losses or more than 50% of such Person's assets on liquidation or (ii) holds an equity interest in such Person of more than 50%. As used herein, unless the context clearly required otherwise, the term "Subsidiary" refers to a Subsidiary of the Holding Company.

     "Taxes" shall mean any and all taxes (including, without limitation, income, receipts, franchise, ad valorem or excise taxes, transfer or gains taxes or fees, use taxes, withholding, payroll or minimum taxes) imposed on, or otherwise payable by, or for which responsibility for payment, withholding or collection lies with, the Holding Company and/or any Subsidiary of the Holding Company by any governmental authority, federal, state or otherwise, including any taxes imposed on any of the Holding Company's Subsidiaries or other Affiliates for which the Holding Company may be liable under applicable law or by agreement to which the Holding Company is a party or by which it is bound or subject to, and including, but not limited to, any interest, penalties or additions to tax with respect thereto.

     "Test Date" shall mean the last day of the month immediately prior to (a) the date on which the request for repurchase giving rise to the Companies' obligation to pay the Put/Call Price is given pursuant to section 12.1 or 12.2, as the case may be, or (b) the consummation of a Material Transaction, as provided in section 12.2(b), as applicable.

     "Total Debt Service" shall mean, for any period, the sum of (a) Interest Charges on all Indebtedness of the Holding Company and/or any of its Subsidiaries for such period, plus (b) the aggregate amount of all regularly scheduled principal payments made or coming due during such period in respect of Debt of the Holding Company and/or any of its Subsidiaries, plus (c) without double-counting payments under clause (b) above, the aggregate "Revolver Reduction Amount" (as defined in the BKB Agreement as in effect on the Closing
Date) paid or required to be paid in such period.

     "Treasury Rate" at any time with respect to any Notes being prepaid or paid (whether on account of acceleration or otherwise), as the case may be, shall mean and shall be determined by reference to the applicable display on Bloomberg Financial Markets Service as of 10:00 A.M., Boston time, on the second Business Day prior to the date fixed for such prepayment or payment (or, if such display is no longer available, any publicly available source of similar market data), and shall be the yield on actively traded United States Treasury securities adjusted to a maturity equal to the then remaining Weighted Average Life to Maturity of the Notes then being prepaid or paid (whether on account of acceleration or otherwise) (the "Remaining Life"). If the Remaining Life is not equal to the maturity of a United States Treasury security for which a yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of the two closest United States Treasury securities for which such yields are given, except that if the Remaining Life is less than one year, the average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year shall be used. The Treasury Rate shall be computed to the fifth decimal place (one-thousandth of a percentage point) and then rounded to the fourth decimal place (one-hundredth of a percentage point).

     "Voting Stock", when used with reference to any Person, shall mean Shares (however designated) of such Person having ordinary voting power for the election of a majority of the members of the board of directors (or other governing body) of such Person, other than Shares having such power only by reason of the happening of a contingency.

     "Weighted Average Life to Maturity" of any Indebtedness or obligation shall mean, at any date, the number of years obtained by dividing the then Remaining Dollar-years of such Indebtedness or obligation by the then outstanding principal amount of such Indebtedness or obligation. For purposes of this definition, the "Remaining Dollar-years" of any Indebtedness or obligation shall mean, at any date, the total of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

     "Wholly-Owned Subsidiary" shall mean any Subsidiary all of the outstanding Shares of which, other than directors' qualifying Shares, shall at the time be owned by the Holding Company and/or by one or more other Wholly-Owned Subsidiaries and the accounts of which are consolidated with those of the Holding Company in accordance with GAAP.

     "Withdrawal Liability" shall have the meaning given such term under Part 1 of Subtitle E of Title IV of ERISA.

     15.2. Other Definitions. The terms defined in this section 15.2, whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified.

     "this Agreement" (and similar references to any of the other Operative Documents) shall mean, and the words "herein" (and "therein"), "hereof" (and "thereof"), "hereunder" (and "thereunder") and words of similar import shall refer to, such instruments as they may from time to time be amended, modified or supplemented.

     "beneficial ownership" shall be determined in the manner set forth in Rule 13d-3 of the Commission under the Exchange Act.

     a "class" of Securities shall refer to the Notes, the Purchased Shares and the Conversion Shares, each of which is a separate class.

     "premium" when used in conjunction with references to principal of and interest on the Notes, shall mean any amount due upon any payment or prepayment of any of the Notes, other than principal and interest, and shall include the Make Whole Amount.

     15.3. Accounting Terms and Principles; Laws.

          (a) All accounting terms used herein which are not expressly defined in this Agreement shall have the respective meanings given to them in accordance with GAAP, all computations made pursuant to this Agreement shall be made in accordance with GAAP and all financial statements shall be prepared in accordance with GAAP.

          (b) All references herein to laws, statutes, rules and regulations shall, unless the context clearly requires otherwise, be deemed to refer to any law, statute, rule, regulation and any other governmental restriction, standard and/or requirement promulgated, issued and/or enforced by any domestic or foreign federal, state or local government, governmental agency, authority, court, instrumentality or regulatory body, including, without limitation, those of the United States of America or any state thereof or the District of Columbia.

16. Remedies.

     16.1. Events of Default Defined; Acceleration of Maturity. If any one or more of the following events ("Events of Default") shall occur (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), that is to say:

          (a) if default shall be made in the due and punctual payment of all or any part of the principal of, or premium (if any) on, any Note when and as the same shall become due and payable, whether at the stated maturity thereof, by notice of or demand for prepayment, or otherwise;

          (b) if default shall be made in the due and punctual payment of any interest on any Note when and as such interest shall become due and payable and such default shall have continued for a period of five days;

          (c) if default shall be made in the performance or observance of any covenant, agreement or condition contained in sections 7(g), 8, 9.7, 12, 14.2(b) or 14.4 to 14.18, inclusive;

          (d) if default shall be made in the performance or observance of any other of the covenants, agreements or conditions contained in this Agreement or any of the other Operative Documents and such default shall have continued for a period of 20 days after the earlier to occur of (i) the Holding Company's obtaining actual knowledge of such default or (ii) the Holding Company's receipt of written notice of such default;

          (e) if the Holding Company or any Subsidiary of the Holding Company shall make a general assignment for the benefit of creditors, or shall not pay its debts as they become due, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition in bankruptcy, or shall be adjudicated bankrupt or insolvent, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting or not contesting the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, custodian, receiver, liquidator or fiscal agent for it or for all or any substantial part of its properties, or shall (or its directors or shareholders shall) take any action looking to its dissolution or liquidation;

          (f) if, within 45 days after the commencement of an action against the Holding Company or any Subsidiary of the Holding Company seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such action shall not have been dismissed or all orders or proceedings thereunder affecting the operations or the business of the Holding Company or such Subsidiary stayed, or if the stay of any such order or proceeding shall thereafter be set aside, or if, within 45 days after the appointment without the consent or acquiescence of the Holding Company or such Subsidiary of any trustee, custodian, receiver, liquidator or fiscal agent for the Holding Company or any Subsidiary of the Holding Company or for all or any substantial part of their respective properties, such appointment shall not have been vacated;

          (g) if, under the provisions of any law for the relief or aid of debtors, any court or governmental agency of competent jurisdiction shall assume custody or control of the Holding Company or of any Subsidiary of the Holding Company or of all or any substantial part of their respective properties and such custody or control shall not be terminated or stayed within 45 days from the date of assumption of such custody or control;

          (h) if:

               (x) the Holding Company or any Subsidiary of the Holding Company shall fail to (i) make any payment due on any Indebtedness (other than the Notes and other than Debt under the BKB Agreement) or other obligation (including any in respect of any lease or any Shares upon the exercise by any Person of any put or call option or other similar right of redemption or repurchase with regard to such Shares in accordance with the terms of such option or right), if the aggregate outstanding amount thereof (and of any other Indebtedness or other obligation as to which the Holding Company or any Subsidiary is in default) exceeds $100,000 or

          (ii) perform, observe or discharge any covenant, condition or obligation in any agreement, document or instrument evidencing, securing or relating to such Indebtedness or other obligation, if the effect of any such failure of the character described in this clause
          (ii) is to cause, or permit any other Person to cause, any payment in respect thereof in an aggregate amount of $100,000 or more to become due and payable, or if any such Indebtedness or other obligation in aggregate amount of $100,000 or more shall become due and payable by its terms and shall not be paid or extended; or

               (y) any Debt under the BKB Agreement shall be accelerated or shall become due and payable prior to its scheduled maturity and shall not be paid or extended;

          (i) if a final judgment for the payment of money which, together with all other outstanding final judgments for the payment of money against the Holding Company and/or any of its Subsidiaries (excluding any judgment or judgments as to which an insurance company has accepted full liability in writing), exceeds an aggregate of $100,000 shall be rendered by a court of record against the Holding Company or any Subsidiary, and the Holding Company or such Subsidiary shall not discharge the same or provide for its discharge in accordance with its terms, or procure a stay of execution thereof within 30 days from the date of entry thereof and within such period of 30 days, or such longer period during which execution of such judgment shall have been stayed, move to vacate such judgment or appeal therefrom and cause the execution thereof to be stayed pending determination of such motion or during such appeal;

          (j) if any representation or warranty made by or on behalf of the Holding Company or any Subsidiary of the Holding Company in this Agreement or in any of the other Operative Documents or in any agreement, document or instrument delivered under or pursuant to any provision hereof or thereof shall prove to have been materially false or incorrect on the date as of which made;

          (k) if, at any time, this Agreement or any of the other Operative Documents shall for any reason (other than the scheduled termination thereof in accordance with its terms), expire, fail to be in full force and effect or be disaffirmed, repudiated, cancelled, terminated or declared to be unenforceable, null and void; or

          (l) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under section 4042 of ERISA to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Holding

     Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $100,000,
     (iv) the Holding Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Holding Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Holding Company or any Subsidiary of the Holding Company establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Holding Company or any Subsidiary of the Holding Company thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, has resulted in, or could reasonably be expected to result in a Material Adverse Change;

then, in the case of any Event of Default (other than one of the character described in subdivisions (e), (f) or (g) of this section 16.1) and at the option of the Required Holders of the Notes at the time outstanding, exercised by written notice to the Companies, the principal of all Notes shall forthwith become due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Companies shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding (i) the entire principal of and interest accrued on the Notes, and (ii) in addition, to the extent permitted by applicable law, in the case of any acceleration occurring before March 17, 2002, an amount equal to the Make Whole Amount, as liquidated damages and not as a penalty; provided that, in the case of an Event of Default of the character described in subdivisions (a) or (b) of this section
16.1 and irrespective of whether all of the Notes have been declared due and payable by the Required Holders of the Notes at the time outstanding, any holder of Notes who or which has not consented to any waiver with respect to such Event of Default may, at the option of such holder, by written notice to the Companies, declare all Notes then held by such holder to be, and such Notes shall thereupon become, forthwith due and payable, together with interest accrued thereon, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Companies shall forthwith upon any such acceleration pay to such holder (i) the entire principal of and interest accrued on such Notes, and (ii) in addition, to the extent permitted by applicable law, in the case of any acceleration occurring before March 17, 2002, an amount equal to the Make Whole Amount, as liquidated damages and not as a penalty; provided, further, that, in the case of an Event of Default of the character described in subdivisions (e), (f) or (g) of this section 16.1, the principal of all Notes shall forthwith become due and payable, together with interest accrued thereon (including any interest accruing after the commencement of any action or proceeding under the federal bankruptcy laws, as now or hereafter constituted, or any other applicable domestic or foreign federal or state bankruptcy, insolvency or other similar law, and any other interest that would have accrued but for the commencement of such proceeding, whether or not any such interest is allowed as an enforceable claim in such proceeding), without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, and the Companies shall forthwith upon any such acceleration pay to the holder or holders of all the Notes then outstanding (i) the entire principal of and interest accrued on the Notes, and (ii) in addition, to the extent permitted by applicable law, in the case of any acceleration occurring before March 17, 2002, an amount equal to the Make Whole Amount, as liquidated damages and not as a penalty.

     16.2. Suits for Enforcement, etc. In case any one or more of the Events of Default specified in section 16.1 shall have occurred, and irrespective of whether any Notes have become or have been declared immediately due and payable under section 16.1, the holder of any Note may proceed to protect and enforce its rights either by suit in equity or by action at law, or both. The Companies stipulate that the remedies at law of the holder or holders of the Securities in the event of any default or threatened default by the Companies in the performance of or compliance with any covenant or agreement in this Agreement or any of the other Operative Documents are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance thereof, whether by an injunction against a violation thereof or otherwise.

     16.3. Remedies Cumulative. No remedy conferred in this Agreement or in any of the other Operative Documents upon the holder of any Security is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or thereunder or now or hereafter existing at law or in equity or by statute or otherwise.

     16.4. Remedies Not Waived. No course of dealing between the Holding Company and any of its Subsidiaries, on the one hand, and any holder of any Security, on the other hand, and no delay by any such holder in exercising any rights hereunder or under any of the other Operative Documents shall operate as a waiver of any rights of any such holder.

     16.5. Application of Payments. In case any one or more of the Events of Default specified in section 16.1 shall have occurred, all amounts to be applied to the prepayment or payment of any Notes, shall be applied, after the payment of all related costs and expenses incurred by the holders of the Notes (including, without limitation, compensation to any and all trustees, liquidators, receivers or similar officials and reasonable fees, expenses and disbursements of counsel) in such order of priority as is determined by the Required Holders of the Notes.

17. Registration, Transfer and Exchange of Securities. Securities issued hereunder shall be issued in registered form. The Holding Company shall keep at its principal executive office (which is now located at the address set forth at the beginning of this Agreement), registers in which it shall provide for the registration and transfer of the Securities. The name and address of each holder of the Securities shall be registered in such registers. The Holding Company (or its transfer agent) shall give to any institutional holder of any Security promptly (but in any event within 10 days) following request therefor, a complete and correct copy of the names and addresses of all registered holders of the Securities and the amount and kind of Securities held by each. Whenever any Security or Securities shall be surrendered for transfer or exchange, the Company(ies) (or its (their) transfer agent) at its (their) expense will execute and deliver in exchange therefor a new Security or Securities (in such denominations and registered in such name or names as may be requested by the holder of the surrendered Security or Securities), in the same aggregate unpaid principal amount or in the same aggregate number of Shares, as applicable, as that of the Security or Securities so surrendered and dated so as not to result in any loss of interest or dividends, as applicable. The Companies may treat the Person in whose name any Security is registered as the owner of such Security for all purposes.

18. Replacement of Securities. Upon receipt by the Company(ies) that issued any Security (or its (their) transfer agent) of reasonably satisfactory evidence of the loss, theft, destruction or mutilation of any such Security and (in the case of loss, theft or destruction) of reasonably satisfactory indemnity, and (in the case of mutilation) upon surrender of such Security, the Company(ies) that issued any Security at its (their) expense will execute and deliver in lieu of such Security a new Security of like tenor and dated so as not to result in any loss of interest or dividends, as applicable. The unsecured agreement to indemnify and/or affidavit of any institutional holder shall constitute satisfactory indemnity and/or satisfactory evidence of loss, theft or destruction for the purpose of this section 18.

19. Amendment and Waiver.

          (a) Any term of this Agreement and, unless explicitly provided otherwise therein, of any of the other Operative Documents may, with the consent of the Companies, be amended, or compliance therewith may be waived, in writing only, by the Required Holders of each class of Securities entitled to the benefits of such term, provided that (i) without the consent of the holders of all of the Notes at the time outstanding, no such amendment or waiver shall (A) change the amount of the principal of or any rate of interest on or the amount of any premium payable with respect to any of the Notes or change the payment terms of any of the Notes, or, except as provided in the Subordination Agreement, subordinate the obligation of the Companies to pay any amount due on the Notes to any other obligation, or (B) change the percentage of holders of Notes required to approve any such amendment, effectuate any such waiver or accelerate payment of the Notes and (ii) no such amendment or waiver shall extend to or affect any obligation not expressly amended or waived or impair any right consequent thereon. Executed or true and correct copies of any amendment, waiver or consent effected pursuant to this section 19 shall be delivered by the Companies to each holder of Securities forthwith (but in any event not later than ten Business Days) following the effective date thereof.

          (b) The Companies will not, directly or indirectly, request or negotiate for, or offer or pay any remuneration or grant any security as an inducement for, any proposed amendment or waiver of any of the provisions of this Agreement or any of the other Operative Documents unless each holder of the Securities (irrespective of the kind and amount of Securities then owned by it) shall be informed thereof by the Companies and, if such holder is entitled to the benefit of any such provision proposed to be amended or waived, shall be afforded the opportunity of considering the same, shall be supplied by the Companies with sufficient information to enable it to make an informed decision with respect thereto and shall be offered and paid such remuneration and granted such security on the same terms.

          (c) In determining whether the requisite holders of Securities have given any authorization, consent or waiver under this section 19, any Securities owned by the Companies or any of their Affiliates shall be disregarded and deemed not to be outstanding.

20. Method of Payment of Securities. Irrespective of any provision hereof or of the other Operative Documents to the contrary, so long as you or any other institutional holder shall hold any Security, the Companies will make all payments on such Security to you or such other institutional holder by the method and at the address for such purpose specified in Schedule I attached hereto or by such other method or at such other address as you or such institutional holder may designate in writing (given as provided in section.
23), without requiring any presentation or surrender of such Security, except that if any Security shall be paid, prepaid and/or repurchased in full, such Security shall be surrendered to the Company(ies) that issued the same promptly following such payment, prepayment or repurchase and cancelled.

21. Expenses; Indemnity. Whether or not the transactions contemplated by any of the Operative Documents shall be consummated, the Companies, jointly and severally, will pay or cause to be paid (or reimbursed, as the case may be) and will defend, indemnify and hold you (and each other holder of any of the Securities) and each of your (and such other holder's) directors, officers, employees, agents, advisors and Affiliates (each, an "Indemnitee") harmless (on an after tax basis) in respect of all costs, losses, expenses (including, without limitation, the reasonable fees, costs, expenses and disbursements of counsel) and damages (collectively, "Indemnified Costs") incurred by or asserted against any Indemnitee in connection with the negotiation, execution, delivery, performance and/or enforcement of this Agreement or any of the other Operative Documents (including, without limitation, so-called work-outs and/or restructurings and all amendments, waivers and consents hereunder and thereunder, whether or not effected) and/or the consummation of the transactions contemplated hereby and thereby or which may otherwise be related in any way to this Agreement or any other Operative Documents or such transactions or such Indemnitee's relationship to either Company or any of its Affiliates or any of their respective properties and assets, including, without limitation, any and all Indemnified Costs related in any way to the requirements of any

Environmental Laws (as the same may be amended, modified or supplemented from time to time) or to any environmental investigation, assessment, site monitoring, containment, clean up, remediation, removal, restoration, reporting and sampling, whether or not consented to, or requested or approved by, any Indemnitee, and whether or not such Indemnified Cost is attributable to an event or condition originating from any properties or assets of either Company or any of its Subsidiaries or any other properties previously or hereafter owned, leased, occupied or operated by either Company or any of its Subsidiaries. Notwithstanding the foregoing, the Companies shall not have any obligation to an Indemnitee under this section 21 with respect to any Indemnified Cost which is finally determined by a court of competent jurisdiction to have arisen solely and directly as a result of the willful misconduct or bad faith of such Indemnitee.

22. Taxes. The Companies will pay all taxes and fees (including interest and penalties), including, without limitation, all issuance and documentary stamp and similar taxes, which may be payable in respect of the execution and delivery of this Agreement and each of the other Operative Documents.

23. Communications. All communications provided for herein and, unless explicitly provided otherwise therein, in any of the other Operative Documents shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such communication by a recognized overnight delivery service (charges prepaid), (b) by a recognized overnight delivery service (charges prepaid), or (c) by messenger. Any such communication must be sent (i) if to the Holding Company (or any Subsidiary of the Holding Company), to the Holding Company (or such Subsidiary) at:

               c/o Dover Saddlery, Inc.
               41 Pope Road
               Holliston, Massachusetts 01746
               Attention: Stephen L. Day, President
               Telecopy No.: (508)429-8295

          with a copy (which shall not constitute notice) to:

               Pepe & Hazard LLP
               Goodwin Square
               Hartford, Connecticut 06103-4302
               Attention: James C. Schulwolf, Esq.
               Telecopy No.: (860) 522-2796

or at such other address (or telecopy number) as may be furnished in writing by the Holding Company to each holder of any Security and (ii) if to you, at your address for such purpose set forth in Schedule I attached hereto, with a copy (which shall not constitute notice) to:

               Choate, Hall & Stewart
               Exchange Place
               53 State Street
               Boston, Massachusetts 02109
               Attention: W. Brewster Lee, Esq.
               Telecopy No.: (617)248-4000

and if to any other holder of any Security, at the address of such holder as it appears on the applicable register maintained pursuant to section 17, or at such other address as may be furnished in writing by you or by any other holder to the Holding Company. Communications under this section 23 shall be deemed given only when actually received.

24. Survival of Agreements, Representations and Warranties, etc. All agreements, representations and warranties contained herein and in the other Operative Documents shall be deemed to have been relied upon by you and shall survive the execution and delivery of this Agreement and each of the other Operative Documents, the issue, sale and delivery of the Securities and payment therefor and any disposition of the Securities by you, whether or not any investigation at any time is made by you or on your behalf. All indemnification provisions, including, without limitation, those contained in sections 21 and 22, shall survive the date upon which none of the Securities shall be outstanding and the termination of this Agreement and each of the other Operative Documents.

25. Successors and Assigns; Rights of Other Holders. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents shall bind and inure to the benefit of and be enforceable by the Companies and you, successors to the Companies and your successors and assigns, and, in addition, shall inure to the benefit of and be enforceable by each holder from time to time of any Securities who, upon acceptance thereof, shall, without further action, be entitled to enforce the applicable provisions and enjoy the applicable benefits hereof and thereof. Neither Company may assign any of its rights or obligations hereunder or under any of the other Operative Documents without the written consent of the Required Holders of each class of Securities then outstanding.

26. Purchase for Investment. You represent and warrant that (a) you are an "accredited investor" as defined in Regulation D of the Commission under the Securities Act and (b) you will acquire such Securities for your own account for investment and not for distribution in any manner that would violate applicable securities laws, but without prejudice to your rights to dispose of such Securities or a portion thereof to a transferee or transferees, in accordance with such laws if at some future time you deem it advisable to do so. The acquisition of such Securities by you at the Closing shall constitute your confirmation of the foregoing representations and warranties. You understand that such Securities are being sold to you in a transaction which is exempt from the registration requirements of the Securities Act, and that, in making the representations and warranties contained in section 5.16, the Holding Company is relying, to the extent applicable, upon your representations and warranties contained herein.

27. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, including the validity hereof and thereof and the rights and obligations of the parties hereunder and thereunder, and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder, shall be construed in accordance with and governed by the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. Each Company, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in The Commonwealth of Massachusetts and consents to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or thereunder or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections it may have as to venue in any such courts. Each Company further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail to it at its address set forth in section 23 or as otherwise provided under the laws of The Commonwealth of Massachusetts. Notwithstanding the foregoing, each Company agrees that nothing contained in this section 27 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than The Commonwealth of Massachusetts. EACH COMPANY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT,
ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

28. Rule 144A. The Companies will take, or will cause to be taken, such action as any holder of Securities may reasonably request from time to time to facilitate any sale or disposition by any such holder of any Securities without registration under the Securities Act and/or any applicable securities laws within the limitation of the exemptions provided by any rule or regulation thereunder, including, without limitation, Rule 144A under the Securities Act.

29. Miscellaneous. The headings in this Agreement and in each of the other Operative Documents are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof. This Agreement (together with the other Operative Documents) embodies the entire agreement and understanding among you and the Companies and supersedes all prior agreements and understandings relating to the subject matter hereof. Each covenant contained herein and in each of the other Operative Documents shall be construed (absent an express provision to the contrary) as being independent of each other covenant contained herein and therein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. If any provision in this Agreement or in any of the other Operative Documents refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such Person, whether or not expressly specified in such provision. In case any provision in this Agreement or any of the other Operative Documents shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement and, unless explicitly provided otherwise therein, each of the other Operative Documents, may be executed in any number of counterparts and by the parties hereto or thereto, as the case may be, on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

            [The remainder of this page is intentionally left blank.]

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter, whereupon this letter shall become a binding agreement under seal among you and the Companies. Please then return one of such counterparts to the Companies.

                                             Very truly yours,

                                             DOVER SADDLERY, INC., a
                                                Delaware corporation


                                             By /s/ Stephen L. Day
                                                --------------------------------
                                                President


                                             DOVER SADDLERY, INC., a
                                                Massachusetts corporation


                                             By /s/ Stephen L. Day
                                                --------------------------------
                                                President


The foregoing Agreement is hereby
agreed to as of the date thereof.

CITIZENS CAPITAL, INC.


By /s/ Gregory F. Mulligan
   ---------------------------------
   Managing Director

     If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterparts of this letter, whereupon this letter shall become a binding agreement under seal among you and the Companies. Please then return one of such counterparts to the Companies.

                                             Very truly yours,

                                             DOVER SADDLERY, INC., a
                                                Delaware corporation


                                             By /s/ Stephen L. Day
                                                --------------------------------
                                                President


                                             DOVER SADDLERY, INC., a
                                                Massachusetts corporation


                                             By /s/ Stephen L. Day
                                                --------------------------------
                                                President


The foregoing Agreement is hereby
agreed to as of the date thereof.

CITIZENS VENTURES, INC.


By /s/ Gregory F. Mulligan
   ---------------------------------
   Managing Director

                                                                      Schedule I

                          Name and Address of Purchaser
            (and special addresses for payment notices and payments)

                             CITIZENS CAPITAL, INC.

(1) All payments on account of the Securities in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds (providing sufficient information to identify the source and application of such funds) for credit, not later than 12 noon, local time, to:

          Bank:              Citizens Bank
                             One Citizens Plaza
                             Providence, Rhode Island 02903
          ABA #:             01l 500 120
          For accounts of:   Citizens Capital
          Account #:         101-364-5
          Attention:         Bob Garrow

     with instructions to mail advice of payment (and setting forth the following information) to the address set forth in paragraph (2) below:

          Issuer:            Dover Saddlery, Inc.
          Issue:             22% Senior Subordinated Notes due September 17,
                             2005
          Due Date of Current Payment:____________________________________

(2) Address for all notices or confirmations of payment and any other communications with respect to payments to:

          Citizens Capital, Inc.
          c/o Citizens Capital Incorporated
          28 State Street
          Boston, Massachusetts 02109
          Attention: Gregory F. Mulligan, Managing Director
          Telecopy No.: (617) 725-5630

(3)  Address for all other notices and communications:

          Citizens Capital, Inc.
          c/o Citizens Capital Incorporated
          28 State Street
          Boston, Massachusetts 02109
          Attention: Gregory F. Mulligan, Managing Director
          Telecopy No.: (617) 725-5630

                                   Schedule I
          with a copy (which shall not constitute notice) to:

          Choate, Hall & Stewart
          Exchange Place
          53 State Street,
          Boston, Massachusetts 02109
          Attention: W. Brewster Lee, Esq.
          Telecopy No.: (617) 248-4000

(4)  The Securities shall be registered in the name of:

          CITIZENS CAPITAL, INC.

(5)  Principal amount and number of Notes:

          $2,000,000 (Note No. R-l)

                                   Schedule I

                          Name and Address of Purchaser
            (and special addresses for payment notices and payments)

                             CITIZENS VENTURES, INC.

(1) All payments on account of the Securities in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds (providing sufficient information to identify the source and application of such funds) for credit, not later than 12 noon, local time, to:

          Bank:              Citizens Bank
                             One Citizens Plaza
                             Providence, Rhode Island 02903
          ABA #:             011 500 120
          For accounts of:   Citizens Ventures
          Account #:         101-473-0
          Attention:         Bob Garrow

     with instructions to mail advice of payment (and setting forth the following information) to the address set forth in paragraph (2) below:

          Issuer:            Dover Saddlery, Inc.
          Issue:             Shares of Convertible Preferred Stock
          Due Date of Current Payment:_______________________________________

(2) Address for all notices or confirmations of payment and any other communications with respect to payments to:

          Citizens Ventures, Inc.
          c/o Citizens Capital Incorporated
          28 State Street
          Boston, Massachusetts 02109
          Attention: Gregory F. Mulligan, Managing Director
          Telecopy No.: (617) 725-5630

(3)  Address for all other notices and communications:

          Citizens Ventures, Inc.
          c/o Citizens Capital Incorporated
          28 State Street
          Boston, Massachusetts 02109
          Attention: Gregory F. Mulligan, Managing Director
          Telecopy No.: (617) 725-5630

                                   Schedule I
          with a copy (which shall not constitute notice) to:

          Choate, Hall & Stewart
          Exchange Place
          53 State Street,
          Boston, Massachusetts 02109
          Attention: W. Brewster Lee, Esq.
          Telecopy No.: (617)248-4000

(4)  The Securities shall be registered in the name of:

          CITIZENS VENTURES, INC.

(5)  Shares of Convertible Preferred Stock:

          1,015,000 (Certificate No. P-1)

                                   Schedule I

                                                                    Exhibit l(a)

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY IS SUBORDINATE IN RIGHT OF PAYMENT AND ENFORCEMENT IN THE MANNER AND TO THE EXTENT SET FORTH IN THE SUBORDINATION AGREEMENT REFERRED TO IN SECTION 1 HEREOF.

                  DOVER SADDLERY, INC., a Delaware corporation
                DOVER SADDLERY, INC., a Massachusetts corporation

                          22% Senior Subordinated Note
                             due September 17, 2005

No. R-__
$____________                                               ___________ __, 1998

     DOVER SADDLERY, INC., a Delaware corporation (the "Holding Company"), and DOVER SADDLERY, INC., a Massachusetts corporation (the "Operating Company") (the Holding Company and the Operating Company are collectively referred to as the "Companies"), for value received, hereby jointly and severally promise to pay to ______________________, or registered assigns, the principal amount of
______________________ ($_________) on September 17, 2005, or, if less, the unpaid balance of such principal amount, with interest (computed on the actual number of days elapsed over a 360-day year) On the unpaid balance of such principal amount at the rate of 12% per annum from the date hereof, payable quarterly, in arrears, on the 17th day of each March, June, September and December after the date hereof, commencing on [December 17, 1998/the first such date following the date hereof], until the principal hereof shall have become due and payable (whether at maturity or at a date fixed for prepayment or by declaration or otherwise), and with interest on any overdue principal (including any overdue prepayment of principal) and (to the extent permitted by applicable law) premium, if any, and (to the extent permitted by applicable law) on any overdue installment of interest, at the rate of 24% per annum until paid, payable quarterly as aforesaid or, at the option of the holder hereof, on demand and, upon acceleration of this Note, together with the premium specified in the Securities Purchase Agreements hereinafter referred to, as liquidated damages and not as a penalty; provided that in no event shall the amount payable by the Companies as interest and premium on this Note exceed the highest lawful rate permissible under any law applicable hereto. Payments of principal, premium, if any, and interest hereon shall be made in lawful money of the United States of America by the method and at the address for such purpose specified in the Securities Purchase Agreements hereinafter referred to, and such payments shall be overdue for purposes hereof if not made on the scheduled date of payment therefor,

                                  Exhibit 1(a)
without giving effect to any applicable grace period and notwithstanding that such payment may be prohibited under the terms of subordination applicable hereto referred to below.

     As further provided in section 2, the Companies may, at their option, in lieu of paying cash, pay a portion of the interest due on this Note on any regularly scheduled interest payment date by adding to the principal amount of this Note an amount equal to such portion of the interest, and all references herein (or in any of the other Operative Documents (as defined in the Securities Purchase Agreements)) to the principal amount of this Note shall, unless the context clearly requires otherwise, mean the principal amount as so adjusted from time to time.

     This Note is one of the Companies' 22% Senior Subordinated Notes due September 17, 2005, limited to $2,000,000 initial aggregate principal amount, issued pursuant to those certain Securities Purchase Agreements dated September 17, 1998 (such agreements, as amended, modified and supplemented from time to time, the "Securities Purchase Agreements") among the Companies and the institutional investors named therein and their respective successors and assigns. The holder hereof is entitled to the benefits of the Securities Purchase Agreements and the other Operative Documents referred to in the Securities Purchase Agreements and may enforce the agreements contained herein and therein and exercise the remedies provided for hereby and thereby or otherwise available in respect hereof and thereof, all in accordance with the terms hereof and thereof. This Note is subject to prepayment only as specified in the Securities Purchase Agreements. Capitalized terms used herein without definition have the meanings ascribed to them in the Securities Purchase Agreements.

     1. Subordination of Senior Subordinated Notes. Payments on this Note, and the rights of the holder hereof, are subordinate, to the extent specified in the Subordination Agreement dated September 17, 1998, among BankBoston, N.A., Citizens Capital, Inc. and the Companies to Senior Debt (as defined therein) and to the rights of the holders thereof.

2.   Provisions Concerning Capitalized Interest.

     2.1. Option of the Companies to Capitalize a Portion of Interest. The Companies may, at their option (upon notice as provided in section 2.2), in lieu of paying cash, pay up to 10/22nd of the amount of interest which is due and payable on this Note on any regularly scheduled interest payment date (the portion of interest that is not so paid in cash on any such date being hereinafter referred to as the "Capitalized Interest") by increasing the principal amount of this Note as of such date (any such date on and as of which the principal amount shall be so increased being referred to as an "Adjustment Date"), by an amount equal to the Capitalized Interest, provided that (a) the Companies exercise such option proportionately with respect to all of the Notes then outstanding and

                                  Exhibit 1(a)

(b) on such regularly scheduled interest payment date, the Companies pay in cash in full all interest (other than interest that is capitalized pursuant to this section 2) which is due and payable on such date on all of the Notes then outstanding. If the Companies shall, in accordance with the terms of this section 2, exercise such option, then, from and after each Adjustment Date, the outstanding principal amount of each Note shall, without further action, be increased by an amount equal to the Capitalized Interest added thereto as of such Adjustment Date.

     2.2. Notice from the Companies. To exercise its option under section 2.1, the Companies shall deliver to each holder of any Note not less than 10 or more than 30 days prior to an Adjustment Date, an Officer's Certificate which shall specify:

          (a) the applicable Adjustment Date;

          (b) (i) the portion of the interest which is due and payable on such Adjustment Date on the Notes to be treated as Capitalized Interest, (ii) the aggregate amount of Capitalized Interest to be added as of such Adjustment Date to the principal amount of the Notes then outstanding and
     (iii) the amount of Capitalized Interest to be added as of such Adjustment Date to the principal amount of each Note then held by such holder;

          (c) (i) the aggregate amount of interest to be paid in cash on such Adjustment Date on all of the Notes then outstanding and (ii) the amount of interest to be paid in cash on such Adjustment Date with respect to each Note then held by such holder;

          (d) the aggregate principal amount of the Notes then outstanding and the principal amount of each Note then held by such holder, in each case both before and after giving effect to the adjustments to be made as of such Adjustment Date; and

          (e) in reasonable detail, all computations made in determining the foregoing.

In the absence of manifest error, the computations set forth in such Officer's Certificate shall be deemed final binding and conclusive upon the Companies and the holders of the Notes, unless, in any case, the Required Holders of the Notes shall notify the Companies in writing of their objection (in reasonable detail) to any portion of such Officer's Certificate within 30 days of the date upon which such Officer's Certificate was furnished to the holders of the Notes. In such event, the Companies shall, at their expense, within 15 days following the receipt of any such notice from the Required Holders of the Notes, deliver to the holders of the Notes a certificate signed by a firm of independent certified public accountants of recognized national standing (which may be the regular auditors of

                                  Exhibit 1(a)
the Companies), setting forth in reasonable detail any adjustments which, in the opinion of such accountants, should be made to the amounts set forth in such Officer's Certificate in order for such amounts to be correct and consistent with the terms hereof and of the other Operative Documents and, in reasonable detail, all computations made in determining any such adjustments. The certificate of any such firm of accountants shall be conclusive evidence of the correctness of such amounts under this section 2.2.

     2.3 Limitations on the Option of the Companies to Capitalize Interest. Notwithstanding anything to the contrary contained in this section 2, the Companies may not capitalize any interest pursuant to the provisions of this section 2 on any Adjustment Date if on such Adjustment Date any Default or Event of Default shall have occurred and be continuing.

3. General.

     3.1. Registered Notes, etc. This Note is in registered form and is transferable only in accordance with the terms and conditions set forth in the Securities Purchase Agreements. The Companies may treat the Person in whose name this Note is registered on the Note register maintained pursuant to the Securities Purchase Agreements as the owner hereof for all purposes, and the Companies shall not be affected by any notice to the contrary.

     3.2. Events of Default. In case an Event of Default shall occur and be continuing, the unpaid balance of the principal of this Note may be declared and become due and payable in the manner and with the effect provided in the Securities Purchase Agreements.

     3.3. Certain Waivers. The parties hereto, including the maker and all guarantors and endorsers of this Note, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Note.

     3.4. Governing Law. This Note shall be construed in accordance with and governed by the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of domestic substantive laws of any other jurisdiction.

           [The remainder of this page is left blank intentionally.]

                                  Exhibit 1(a)

     IN WITNESS WHEREOF, the Companies have executed this Note as an instrument under seal as of the date first above written.

                                        DOVER SADDLERY, INC., a Delaware
                                           corporation


                                        By:
                                            ------------------------------------
                                                                         (Title)


                                        DOVER SADDLERY, INC., a Massachusetts
                                           corporation


                                        By:
                                            ------------------------------------
                                                                         (Title)

                                  Exhibit 1(a)

                               FORM OF ASSIGNMENT

                   [To be signed only upon transfer of Note]

     For value received, the undersigned hereby sells, assigns and transfers unto the within Note, and appoints

Attorney to transfer such Note on the books of DOVER SADDLERY, INC., a Delaware corporation, and DOVER SADDLERY, INC., a Massachusetts corporation, with full power of substitution in the premises.

Date:


                                        ----------------------------------------
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Note)


Signed in the presence of


-----------------------------------

                                  Exhibit 1(a)

                                                                       Exhibit 3

                                Wire Instructions

For Debt ($2.000.000) (Dover. MA)

Bank:           BankBoston, N.A.
ABA No.:        011000390
Account Name:   Dover Saddlery, Inc.
Account No.:    56004863
Contact:        T. Clifford/Peggy Bolan

For Preferred ($2.000.000) (Dover, DE)

Bank:           BankBoston, N.A.
ABA No.:        011000390
Account Name:   Dover Saddlery, Inc. (this is a new account)
Account No.:    54610587
Contact:        T. Clifford/Peggy Bolan

                                                                  Exhibit 4.3(d)

                        Form of Subordination Agreement

                                    To come.

                                                                  Exhibit 4.3(e)

                 STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT

     THIS STOCKHOLDERS AND REGISTRATION RIGHTS AGREEMENT, dated the 17th day of September, 1998, is by and among Dover Saddlery, Inc., a Delaware corporation (the "Holding Company"), Stephen L. Day and Citizens Ventures, Inc. Certain terms used herein are defined in section 1.

                                   WITNESSETH:

     WHEREAS, on the date hereof, the Purchaser is purchasing certain securities from the Holding Company pursuant to the Securities Purchase Agreements;

     WHEREAS, it is a condition to such purchase that the parties hereto enter into this Agreement; and

     WHEREAS, the Restricted Securityholders agree that the purchase of such securities by the Purchaser is of value to them.

     NOW THEREFORE, for good and valuable consideration, receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties hereby agree as follows:

     1. Certain Definitions. Capitalized terms used in this Agreement without definition have the respective meanings ascribed thereto in the Securities Purchase Agreements. In addition, the following terms have the following respective meanings:

          "Controlling Shareholders" shall have the meaning specified in section 3.2.

          "Institutional Investor" shall mean the Purchaser and its successors and assigns, including successor holders of the Purchased Shares and Conversion Shares.

          "Purchaser" shall mean Citizens Ventures, Inc.

          "qualification" or "compliance" shall mean the qualification or compliance of all Registrable Shares included in any registration contemplated by section 5 under all applicable blue sky or other state securities laws.

          "Qualifying Public Offering" shall mean an underwritten public offering pursuant to an effective registration statement under the Securities Act covering the offer and sale of Common Stock and in which the aggregate net proceeds to the Holding Company are not less than $15,000,000.

                                 Exhibit 4.3(e)

          "register", "registered" and "registration" as used in section 5 refer to a registration effected by filing a registration statement in compliance with the Securities Act to permit the sale and disposition of the Registrable Shares and any amendment filed or required to be filed to permit any such disposition.

          "Registrable Shares" shall mean any Conversion Shares, except that, as to any particular Registrable Shares, such securities, once issued, will cease to be Registrable Shares when (i) a registration statement covering such securities has been declared effective and such securities have been disposed of pursuant to an effective registration statement or (ii) such securities are sold to the public in accordance with Rule 144 (or any similar provision then in force) under the Securities Act. A Person shall be deemed a "holder" of Registrable Shares for purposes of section 5 if such Person is the holder of any Purchased Shares and/or Conversion Shares.

          "Registration Expenses" shall mean all fees, expenses and disbursements related to any registration, qualification or compliance pursuant to section 5, including, without limitation, all registration, filing, rating and listing fees, blue sky fees and expenses, printing expenses, fees and disbursements of counsel (including, without limitation, the reasonable fees, expenses and disbursements of counsel for the holder or holders of the Registrable Shares), and expenses of any special audits incident to or required by any registration, qualification or compliance, except that Registration Expenses shall not include any underwriters' discounts or commissions attributable to any Registrable Shares registered and sold pursuant to any such registration.

          "Restricted Securityholder" shall mean Stephen L. Day and his heirs, executors, successors and assigns, including any Person (other than an Institutional Investor) who shall acquire any Restricted Securities from any of them.

          "Restricted Securities" shall mean all Shares of the Holding Company and all securities convertible into or exercisable or exchangeable, directly or indirectly, for Shares of the Holding Company, which are owned by a Restricted Securityholder.

          "Sale to the Public" shall mean a sale either (a) pursuant to an effective registration statement under the Securities Act, or (b) in accordance with Rule 144 (or any similar provision then in force) under the Securities Act.

          "Securities Purchase Agreements" shall mean the Securities Purchase Agreements dated the date hereof by and among the Holding Company, Dover Saddlery, Inc., a Massachusetts corporation, and the institutional investors named therein, as amended, modified or supplemented from time to time.

          "transfer" shall mean any sale, pledge, gift, assignment or other transfer.

                                 Exhibit 4.3(e)

     2. Restriction on Transfers of Restricted Securities by Restricted Securityholders.

          (a) The Holding Company shall not register the transfer of, or otherwise permit the transfer of, any Restricted Securities by any Restricted Securityholder (other than pursuant to a Sale to the Public) unless (i) such transfer has been consummated in accordance with the terms hereof and (ii) the new holder thereof shall first have become a party to this Agreement and shall have agreed in writing to be bound by all of the terms and conditions hereof applicable to the Restricted Securityholder from whom such new holder shall have acquired such Restricted Securities. Any transfer of Restricted Securities by any Restricted Securityholder which is not consummated in accordance with this Agreement shall be void.

          (b) Notwithstanding anything to the contrary set forth herein, the Restricted Securityholder may pledge any Restricted Securities held by him to any holder of Senior Debt (as defined in the Subordination Agreement) and, if such holder of Senior Debt becomes the transferee of any such pledged securities, such pledged securities shall not be subject to, and such holder of Senior Debt and any transferee thereof shall not be bound by or enjoy the benefits of, this Agreement.

     3. Co-Sale Rights of Institutional Investors; Drag-Along Rights of Stephen
L. Day.

     3.1. Co-Sale Rights of Institutional Investors. No Restricted Securityholder shall transfer any Restricted Securities owned by such Restricted Securityholder, directly or indirectly, to any other Person except in accordance with this Agreement.

          (a) If any Restricted Securityholder at any time proposes to transfer any Restricted Securities, then, as a condition precedent thereto, such Restricted Securityholder shall afford each Institutional Investor the right to participate in such transfer in accordance with this section 3.1.

          (b) Any Restricted Securityholder wishing to transfer any Restricted Securities shall give written notice thereof to each Institutional Investor (a "Notice of Transfer") not less than 30 nor more than 45 days prior to any proposed transfer of any such Restricted Securities. Each such Notice of Transfer shall:

               (i) specify in reasonable detail (A) the number and kind of Restricted Securities which such Restricted Securityholder proposes to transfer, (B) the identity of the proposed transferee or transferees of such Restricted Securities, (C) the time within which, the price per share at which and all other terms and conditions upon which such Restricted Securityholder proposes to transfer such Restricted Securities and (D) the percentage of the Restricted

                                 Exhibit 4.3(e)

          Securities then owned by such Restricted Securityholder which such Restricted Securityholder proposes to transfer to such proposed transferee or transferees;

               (ii) make explicit reference to this section and state that the right of each Institutional Investor to participate in such transfer under this section 3.1 shall expire unless exercised within 30 days after receipt of such Notice of Transfer; and

               (iii) contain an irrevocable offer by the selling Restricted Securityholder to such Institutional Investor to participate in the proposed transfer to the extent provided in section 3.1(c).

          (c) Each Institutional Investor shall have the right to transfer to the proposed transferee or transferees up to that number of shares of Common Stock owned by (or issuable to) such Institutional Investor which is equal to the Applicable Percentage (as hereinafter defined) (or, if such Institutional Investor shall elect, any lesser percentage) of the Restricted Securities proposed to be transferred by the selling Restricted Securityholder, at the same price per share and on the same terms and conditions as are applicable to the proposed transfer by such selling Restricted Securityholder (and, if and to the extent any Institutional Investor shall exercise such right, then the Restricted Securities to be transferred by the selling Restricted Securityholder shall be correspondingly reduced), provided that (i) the consideration to be paid to any Institutional Investor so electing to participate shall be paid in cash (unless such Institutional Investor shall elect otherwise) and (ii) no Institutional Investor shall be required in connection with any such transaction to make any representation, warranty or covenant other than a representation as to such Institutional Investor's power and authority to effect such transfer and as to such Institutional Investor's title to the shares of Common Stock to be transferred by it, provided further that, notwithstanding clause (ii) of the foregoing proviso, each Institutional Investor electing to participate in such proposed transfer shall be obligated to indemnify the proposed transferee or transferees upon the same terms and conditions as are applicable to the indemnification given by the selling Restricted Securityholder in connection with such proposed transfer, so long as all indemnification obligations are shared among all transferors in proportion to the consideration paid to each transferor, but in no event shall the liability of any Institutional Investor under all such indemnification provisions exceed the aggregate proceeds actually paid to it in connection with such transfer. As used herein, the term "Applicable Percentage" as applied to any Institutional Investor on any date shall mean a fraction (expressed as a percentage), the numerator of which is the number of shares of Common Stock proposed to be transferred by such Institutional Investor on such date and the denominator of which is the sum of (x) the aggregate number of shares of Common Stock proposed to be transferred by such Institutional Investor and each other Institutional Investor who shall have timely elected to participate in such proposed transfer and (y) the aggregate

                                 Exhibit 4.3(e)
     number of Restricted Securities proposed to be transferred by the selling Restricted Securityholder, provided that in no event shall any Institutional Investor be entitled to sell to the proposed transferee or transferees a greater percentage of the shares of Common Stock then owned by (or issuable to) such Institutional Investor than the percentage of the shares of Common Stock then owned by the Restricted Securityholder which are to be sold by the Restricted Securityholder to the proposed transferee or transferees. All calculations pursuant to this section 3.1 shall be on a fully-diluted basis (assuming the conversion, exercise and exchange of all securities convertible into or exercisable or exchangeable for Common Stock) and shall be carried out to a tenth of a share and then rounded to the nearest share.

          (d) Each Institutional Investor must notify such selling Restricted Securityholder, within 30 days after receipt of the Notice of Transfer, if such Institutional Investor desires to accept such offer and to transfer any shares of Common Stock owned by (or issuable to) such Institutional Investor in accordance with this section 3.1. The failure of any Institutional Investor to provide such notice within such 30-day period shall, for the purposes of this section 3.1, be deemed to constitute a waiver by such Institutional Investor of its right to sell any of its shares of Common Stock in connection with the proposed transfer described in such Notice of Transfer. The selling Restricted Securityholder will use commercially reasonable efforts to obtain the agreement of the prospective transferee or transferees to the participation of the Institutional Investors in such proposed transfer and will not consummate any such proposed transfer unless each Institutional Investor electing to participate therein is permitted to participate in accordance with the provisions of this section 3.1. No Institutional Investor shall be obligated to sell any shares of Common Stock pursuant to this section 3.1. Any and all sales of shares of Common Stock by any Institutional Investor pursuant to this section 3.1 shall be made either concurrently with or prior to the sale of Restricted Securities by the selling Restricted Securityholder.

          (e) Notwithstanding anything to the contrary contained in this section 3.1, no Institutional Investor shall have any rights pursuant to this section 3.1 to participate in any transfer by any Restricted Securityholder
     (i) to (A) any member of his family (or to trusts the sole beneficiaries and trustees of which are such Restricted Securityholder and members of his family), (B) the estate of such Restricted Securityholder upon his death or
     (C) any entity wholly-owned by such Restricted Securityholder, provided that, in the case of this clause (i), any such transferee shall have become a party to this Agreement, as required under section 2 or (ii) in any Sale to the Public.

                                 Exhibit 4.3(e)

     3.2. Drag Along Rights of Controlling Shareholders.

          (a) If at any time following the date hereof, the holders of a majority of the outstanding Shares of the Holding Company (calculated on a fully-diluted basis) but in any event including Stephen L. Day (the "Controlling Shareholders") shall enter into an agreement to sell in an arms-length transaction approved by the board of directors of the Holding Company all of the Restricted Securities owned by the Controlling Shareholders to any Person or group of Persons who are not affiliated with the Controlling Shareholders, and each of the other shareholders of the Holding Company (other than the Institutional Investors) sell their Shares in the Holding Company in such transaction, then the Controlling Shareholders may require that each Institutional Investor sell all of the Shares (and all securities convertible into or exchangeable or exercisable for Shares) of the Holding Company owned by such Institutional Investor to such Person or group of Persons at the same price per share and on the same terms and conditions as are applicable to the proposed sale by the Controlling Shareholders, provided that (i) the consideration to be paid to any Institutional Investor in such transaction shall be paid in cash or cash equivalents (unless such Institutional Investor shall elect otherwise) and (ii) no Institutional Investor shall be required in connection with any such transaction to make any representation, warranty or covenant other than a representation as to such Institutional Investor's power and authority to effect such sale and as to such Institutional Investor's title to the securities to be sold by it, provided further that, notwithstanding clause (ii) of the foregoing proviso, each Institutional Investor shall be obligated to indemnify the proposed transferee or transferees upon the same terms and conditions as are applicable to the indemnification given by the Controlling Shareholders connection with such proposed transfer, so long as all indemnification obligations are shared among all transferors in proportion to the consideration paid to each transferor, but in no event shall the liability of any Institutional Investor under all such indemnification provisions exceed the aggregate proceeds actually paid to it in connection with such transfer.

          (b) In order to exercise the rights under section 3.2(a), the Controlling Shareholders must give notice to each Institutional Investor not less than 30 days prior to the proposed date upon which the contemplated sale is to be effected. In addition, the Controlling Shareholders shall furnish to each Institutional Investor all material agreements, documents and instruments to be executed in connection with such transaction and shall afford each Institutional Investor a reasonable period of time within which to review such agreements, documents and instruments.

          (c) Nothing in this section 3.2 shall modify any of the rights of any Institutional Investor under any of the Operative Documents, including, without limitation, any rights such Institutional Investor may have on account of any transaction referred to in this section 3.2(a) under section 12 of the Securities Purchase Agreements.

                                 Exhibit 4.3(e)

     4. Limitation on Transactions with Affiliates. From and after the date of this Agreement, and thereafter as long as any of the Preferred Shares or Conversion Shares remain outstanding, the Holding Company will not, and will not permit any of its Subsidiaries to, engage in any transaction (including, without limitation, the purchase, sale or exchange of any properties and assets or the rendering of any services) with an Affiliate of the Holding Company or of any of its Subsidiaries on terms less favorable to the Holding Company or any such Subsidiary in any material respect than would be obtainable at the time in comparable transactions with a Person not such an Affiliate.

     5. Registration, etc.

     5.1. Registration on Request.

          (a) In case the Holding Company shall receive from one or more holders of any Registrable Shares a written request or requests that the Holding Company effect any registration, qualification, and/or compliance of any Registrable Shares held by (or issuable to) such holder or holders, and specifying the intended method of offering, sale and distribution, the Holding Company will:

               (i) promptly give written notice of the proposed registration, qualification and/or compliance to each holder of any Registrable Shares; and

               (ii) as soon as practicable, effect such registration, qualification and/or compliance (including, without limitation, the execution of an undertaking for post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with exemptive regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of such amount of Registrable Shares as is specified in a written request or requests, made within 30 days after receipt of such written notice from the Holding Company, by any holder or holders of any Registrable Shares.

          (b) The obligations of the Holding Company under this section 5.1 to effect any such registration, qualification and/or compliance are subject to the following qualifications:

               (i) the Holding Company shall only be obligated to effect three registrations pursuant to this section 5.1, provided that if, in connection with any registration of Registrable Shares effected pursuant to this section 5.1, the holders of Registrable Shares requesting registration are unable for any reason to include in such registration all of the Registrable Shares for which registration has been requested, then the holder or holders of the Registrable

                                 Exhibit 4.3(e)

          Shares shall be entitled to an additional registration of Registrable Shares pursuant to this section 5.1;

               (ii) the Holding Company shall not be obligated to effect any registration requested pursuant to this section 5.1 prior to the expiration of 120 days after the consummation of the Holding Company's initial public offering;

               (iii) the Holding Company shall not be obligated to effect any registration requested pursuant to this section 5.1 unless it shall have been requested to do so by the holder or holders of a majority of the Registrable Shares at the time outstanding;

               (iv) the Holding Company shall not include in any registration, qualification or compliance requested pursuant to this section 5.1 any other securities (including, without limitation, those to be issued and sold by the Holding Company), if as a result of including any such other securities there is any reduction in the number of Registrable Shares to be included therein or in the estimated price to the public of such Registrable Shares, without the prior written consent of holders of a majority of the Registrable Shares to be included in such registration, qualification or compliance; and

               (v) the Holding Company shall pay all Registration Expenses related to any registration, qualification and compliance effected pursuant to this section 5.1.

     5.2. Incidental Registration.

          (a) If the Holding Company at any time or from time to time shall determine to effect the registration, qualification and/or compliance of any of its equity securities (whether in connection with an offering by the Holding Company or others) (otherwise than pursuant to a registration on a form inappropriate for an underwritten public offering or relating solely to securities to be issued in a merger, acquisition of the stock or assets of another entity or in a similar transaction), then, in each such case (including the Holding Company's initial public offering), the Holding Company will:

               (i) promptly give written notice of the proposed registration, qualification and/or compliance (which shall include a list of the jurisdictions in which the Holding Company intends to register or qualify such securities under the applicable blue sky or other state securities laws) to each holder of any Registrable Shares; and

               (ii) include among the securities which it then registers or qualifies all Registrable 'Shares specified by any holder thereof in a written request or

                                 Exhibit 4.3(e)
          requests, made within 30 days after receipt of such written notice from the Holding Company.

          (b) The obligations of the Holding Company under this section 5.2 are subject to the following qualifications:

               (i) the Holding Company shall pay all Registration Expenses related to any registration, qualification or compliance effected pursuant to this section 5.2; and

               (ii) if, in connection with any underwritten offering pursuant to this section 5.2, the managing underwriter shall impose a limitation on the number or kind of securities which may be included in any such registration for sale by any Person other than the Holding Company because, in its reasonable judgment, such limitation is necessary to effect an orderly public distribution, then the Holding Company shall be obligated to include in such registration statement only such limited portion of the Registrable Shares (which may be none) as is determined in good faith by such managing underwriter, provided that, if any securities are being offered for the account of any Person other than the Holding Company and the holders of the Registrable Shares, the reduction in the number of Registrable Shares included in such registration shall not represent a greater percentage of the amount of Registrable Shares originally requested to be registered and sold in such registration than the lowest such percentage reduction imposed upon any other Person.

     5.3. Permitted Registration. If and to the extent that any holder or holders of any Registrable Shares shall have, at the time of delivery of the written request referred to in section 5.2, no present intention of selling or distributing such securities, the Holding Company shall be obligated to effect the registration, qualification and compliance of such securities of such holder or holders only if and to the extent, in each case, that such registration, qualification and compliance are at the time permitted by the applicable statutes or rules and regulations thereunder or the practices of the governmental authority concerned.

     5.4. Registration Procedures. In the case of each registration, qualification and/or compliance contemplated by this section 5, the Holding Company will keep the holder or holders of Registrable Shares advised in writing as to the initiation of proceedings for such registration, qualification and compliance and as to the completion thereof, and will advise each such holder, upon request, of the progress of such proceedings. In addition, the Holding Company will follow procedures customarily observed by issuers in registered public offerings, and accord to the holder or holders of Registrable Shares all rights (including, without limitation, the right to perform appropriate "due diligence") customarily accorded to selling stockholders in secondary distributions and to managing underwriters if the transaction in question is or were an underwritten public offering. At the expense of the Holding

                                 Exhibit 4.3(e)

Company or of the party or parties bearing the expenses of such registration, qualification and compliance, the Holding Company will (a) keep such registration, qualification and compliance current and effective by such action as may be necessary or appropriate, including, without limitation, the filing of post-effective amendments and supplements to any registration statement or prospectus, for such period as is necessary to permit the sale and distribution of the Registrable Shares pursuant thereto, but in no event longer than six months, (b) take all necessary action under any applicable blue sky or other state securities law to permit such sale and/or distribution, all as requested by the holder or holders of Registrable Shares included therein, (c) comply with applicable requirements of all regulatory entities, including, without limitation, the National Association of Securities Dealers, Inc., (d) furnish each holder of Registrable Shares included therein such number of registration statements, prospectuses, supplements, amendments, offering circulars and other documents incidental thereto as such holder from time to time may reasonably request, (e) list all Registrable Shares on each securities exchange on which securities of the same class are then listed and (f) furnish (or cause to be furnished) to each holder of Registrable Shares, all undertakings, agreements, certificates, opinions, financial statements and "comfort letters" of the sort customarily provided to selling stockholders in secondary distributions and to the managing underwriters, if the transaction in question is or were an underwritten public offering.

     5.5. Indemnification. Without limiting the generality of any other indemnification provision contained in any of the Operative Documents, the Holding Company will indemnify, defend and hold harmless each holder of Registrable Shares included in any registration, qualification and/or compliance contemplated by this section 5 and each underwriter of such securities, and each Person, if any, who controls each such holder and underwriter within the meaning of the Securities Act, and their respective directors, officers, employees, agents, advisors and Affiliates (each, an "Indemnified Person"), to the fullest extent enforceable under applicable law against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, supplement, amendment, offering circular or other document related to any registration, qualification or compliance or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation (or alleged violation) of the Securities Act or other securities laws in connection with any such registration, qualification or compliance, and will reimburse each such Indemnified Person for any legal or any other expenses reasonably incurred in connection with investigating and/or defending (and/or preparing for any investigation or defense of) any such claim, loss, damage, liability, action or violation; provided that the Holding Company will not be liable in any such case to any such Indemnified Person if, but only to the extent that, any such claim, loss, damage, liability, action, violation or expense is finally determined to arise out of or result from any untrue statement in or omission from written information furnished to the Holding Company by an instrument duly executed by such Indemnified Person and stated to be specifically for use therein. Each holder of Registrable Shares will, if securities held by such holder are included in a registration effected pursuant to this section 5,

                                 Exhibit 4.3(e)
indemnify, defend and hold harmless the Holding Company, each of its directors and officers who signs the related registration statement, and each Person, if any, who controls the Holding Company within the meaning of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, supplement, amendment, offering circular or other document or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Holding Company and such directors, officers or Persons for any legal or any other expenses reasonably incurred in connection with investigating or defending (and/or preparing for any investigation or defense of) any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in (or omitted from) such registration statement, prospectus, supplement, amendment, offering circular or other document in reliance upon and in conformity with written information furnished to the Holding Company by an instrument duly executed by such holder and stated to be specifically for use therein; provided that the liability of any such holder under this section 5.5 shall be limited to the net sales proceeds actually received by such holder as a result of the sale by it of securities in such registration.

     5.6. Restrictions on Other Agreements. The Holding Company will not grant any right relating to the registration of its securities if the exercise thereof interferes with or is inconsistent with or will delay (or could reasonably be expected to interfere with or be inconsistent with or delay) the exercise and enjoyment of any of the rights granted under this section 5, without the written consent of the holder or holders of a majority of the Registrable Shares at the time outstanding, which consent may be given or withheld in the sole discretion of such holders. The Holding Company will not permit any of its Subsidiaries to effect, or to grant any right relating to, the registration of its securities.

     6. Board Visitation Rights. Reference is hereby made to section 13 of the Securities Purchase Agreements for certain provisions relating to "board visitation rights" of the holders of the Securities, to which provisions each of the Restricted Securityholders hereby consents.

     7. Voting Agreement With Respect to the Board of Directors of the Holding Company, etc.

          (a) At the request of the Required Holders of the Purchased Shares, each Restricted Securityholder shall cause a special election of directors of the Holding Company to be held as promptly as practicable and shall vote, or cause to be voted, in such election and in each subsequent election of the directors of the Holding Company (whether at a meeting or by written consent in lieu of a meeting), all Restricted Securities entitled to vote in such election which are held by such Restricted Securityholder (or over which such Restricted Securityholder has voting control) so as

                                 Exhibit 4.3(e)
     to assure that (i) the board of directors of the Holding Company, following such election, shall have as a member thereof at least one individual designated by the Required Holders of the Purchased Shares and (ii) the board of directors of the Holding Company shall have not more than seven members.

          (b) The Required Holders of the Preferred Shares shall be entitled to remove from the Holding Company's board of directors the individual so designated by them with or without cause and to designate a replacement for any individual so removed.

          (c) Each Restricted Securityholder holding (or having voting control over) Restricted Securities entitled to vote in any election of directors of the Holding Company hereby grants to the Required Holders of the Purchased Shares an irrevocable proxy, coupled with an interest, to vote all such Restricted Securities to the extent necessary to carry out the provisions of this section 7 in the event of any breach by such Restricted Securityholder of such Person's obligations under this section 7 (in which event the Required Holders of the Purchased Shares shall vote such Restricted Securities so as to carry out the provisions of this section 7).

     8. Legends. So long as any Restricted Securities held by any Restricted Securityholder are subject to the provisions of this Agreement, all certificates or instruments representing such securities shall bear a legend in substantially the following form:

          The securities represented hereby are subject to the terms of the Stockholders and Registration Rights Agreement dated September 17, 1998 by and among Dover Saddlery, Inc., a Delaware corporation (the "Holding Company"), and certain other persons. A copy of such Stockholders and Registration Rights Agreement is on file at the Holding Company's principal offices and, upon written request to the Secretary of the Holding Company, a copy thereof will be mailed or otherwise provided without charge within five days of receipt of such request to appropriately interested persons.

     9. Termination of this Certain Provisions of this Agreement. The provisions set forth in sections 2, 3 and 7 of this Agreement shall be of no further force or effect following (a) the consummation of a Qualifying Public Offering, (b) the registration of such securities under the Exchange Act and (c) the listing of such securities on a national exchange or market system for trading. The other provisions of this Agreement shall continue in force until such time as there are no Purchased Shares and/or Conversion Shares outstanding.

     10. Notices. All communications provided for herein shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such communication by a recognized overnight delivery service (charges prepaid),
(b) by a recognized overnight

                                 Exhibit 4.3(e)
delivery service (charges prepaid), or (c) by messenger. The respective addresses of the parties hereto for the purposes of this Agreement are set forth on Exhibit A attached hereto. Any party may change its address (or telecopy number) by notice to each of the other parties in accordance with this section
10. Communications under this Agreement shall be deemed given only when actually received.

     11. Binding Effect. This Agreement shall inure to the benefit of and be enforceable by and shall be binding upon each of the parties hereto and their respective heirs, executors, successors, and assigns.

     12. Amendments and Waivers. This Agreement may not be amended except by a written instrument signed by the Holding Company, each Restricted Securityholder and each Institutional Investor. No course of dealing between any parties hereto and no delay by any party in exercising its rights hereunder shall operate as a waiver of any rights of any party. No waiver shall be deemed to be made by any party of its rights hereunder unless the same shall be in writing signed on behalf of such party, and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights or obligations of any other party in any other respect at any other time.

     13. Specific Performance. The parties hereto stipulate that the remedies at law of any party hereto in the event of any default or threatened default by any other party hereto in the performance of or compliance with the terms hereof are not and will not be adequate and that, to the fullest extent permitted by law, such terms may be specifically enforced by a decree for the specific performance thereof, whether by an injunction against violation thereof or otherwise.

     14. Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, and all amendments and supplements hereof and all waivers and consents hereunder, shall be construed in accordance with and governed by the domestic substantive laws of The Commonwealth of Massachusetts without giving effect to any choice of law or conflicts of law provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction. Each of the parties hereto, to the extent that it may lawfully do so, hereby consents to service of process, and to be sued, in The Commonwealth of Massachusetts and consents to the jurisdiction of the courts of The Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts, as well as to the jurisdiction of all courts to which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any such courts. Each of the parties hereto further agrees that a summons and complaint commencing an action or proceeding in any of such courts shall be properly served and shall confer personal jurisdiction if served personally or by certified mail (return receipt requested) in accordance with section 10 or as otherwise provided under the laws of The Commonwealth

                                 Exhibit 4.3(e)
of Massachusetts. Notwithstanding the foregoing, each of the parties hereto agrees that nothing contained in this section 14 shall preclude the institution of any such suit, action or other proceeding in any jurisdiction other than The Commonwealth of Massachusetts. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY SUIT, ACTION OR OTHER PROCEEDING INSTITUTED BY OR AGAINST IT IN RESPECT OF ITS OBLIGATIONS HEREUNDER OR THEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

     15. Miscellaneous. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof or thereof. This Agreement embodies the entire agreement and understanding among the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision in this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable, whether such action is taken directly or indirectly by such Person. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the parties hereto, as the case may be, on separate counterparts but all such counterparts shall together constitute but one and the same instrument.

            [The remainder of this page is intentionally left blank.]

                                 Exhibit 4.3(e)

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above written.

                                             DOVER SADDLERY, INC., a Delaware
                                                corporation


                                             By
                                                --------------------------------
                                                                         (Title)


                                             -----------------------------------
                                             Stephen L. Day


                                             CITIZENS VENTURES, INC.


                                             By
                                                --------------------------------
                                                                         (Title)

                                 Exhibit 4.3(e)

                                                                       Exhibit A

                              Addresses for Notices

(a)  If to the Holding Company or Stephen L. Day, to such Person at:

     c/o Dover Saddlery, Inc.
     41 Pope Road
     Holliston, Massachusetts 01746
     Attention: Stephen L. Day, President
     Telecopy No.: (508) 429-8295

     with a copy (which shall not constitute notice) to:

     Pepe & Hazard LLP
     Goodwin Square
     Hartford, Connecticut 06103-4302
     Attention: James C. Schulwolf, Esq.
     Telecopy No.: (860) 522-2796

(b)  If to Citizens Ventures, Inc., to it at:

     28 State Street, 15th floor
     Boston, Massachusetts 02109
     Attention: Gregory F. Mulligan
     Telecopy No.: (617) 725-5630

     with a copy (which shall not constitute notice) to:

     Choate, Hall & Stewart
     Exchange Place
     53 State Street
     Boston, Massachusetts 02109
     Attention: W. Brewster Lee, Esq.
     Telecopy No.: (617) 248-4000

                                 Exhibit 4.3(e)